--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                               ------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 8, 2007
                Date of Report (Date of earliest event reported)

                               ------------------

                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

                                    New York
                            (State of Incorporation)

         1-11507                                        13-5593032
 (Commission File Number)                   (IRS Employer Identification Number)

                                111 River Street
                                Hoboken, NJ 07030
               (Address of principal executive offices) (Zip Code)

                                 (201) 748-6000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

                               ------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Effective February 2, 2007, John Wiley & Sons, Inc. (the "Company") finalized the previously announced acquisition of Blackwell Publishing (Holdings) Ltd. ("Blackwell"), pursuant to the Acquisition Agreement, dated as of February 2, 2007 (the "Acquisition Agreement"), by and among the Company and Blackwell, whereby Blackwell became a wholly owned subsidiary of the Company. As contemplated by the Acquisition Agreement, the total cash consideration paid was approximately $1.1 billion (P572 million).

The source of funds for the Acquisition included existing cash, cash equivalents and $1.1 billion borrowed under the Credit Agreement as described in the 8-K filed by the Company on February 8, 2007.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Blackwell Audited Consolidated Financial Statements as of December 31, 2006 and 2005 and for the fiscal years ended December 31, 2006, 2005 and 2004, filed as
Exhibit 99.1.

(b) Pro Forma  Financial  Information.

Unaudited Pro Forma Condensed Combined Financial Statements as of and for the nine months ended January 31, 2007 and for the fiscal year ended April 30, 2006, filed as Exhibit 99.2.

(d) Exhibits.


     Exhibit No      Description
     -----------    ------------------------------------------------------------
     23.1           Consent of Ernst & Young LLP.

     99.1 Blackwell Audited Consolidated Financial Statements as of December 31, 2006 and 2005 and for the calendar years ended December 31, 2006, 2005 and 2004.

     99.2 Unaudited Pro Forma Condensed Combined Financial Statements as of and for the nine months ended January 31, 2007 and for the fiscal year ended April 30, 2006.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                               JOHN WILEY & SONS, INC.
                               Registrant




                               By          /s/ William J. Pesce
                                           -----------------------
                                           William J. Pesce
                                           President and
                                           Chief Executive Officer



                               By          /s/ Ellis E. Cousens
                                           -----------------------
                                           Ellis E. Cousens
                                           Executive Vice President and
                                           Chief Financial & Operations Officer




                               By          /s/ Edward J. Melando
                                           -----------------------
                                           Edward J. Melando
                                           Vice President, Controller and
                                           Chief Accounting Officer





                                           Dated:  April 18, 2007

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------------------------------------------------------------
23.1           Consent of Ernst & Young LLP.

99.1           Blackwell  Audited   Consolidated   Financial  Statements  as  of
               December 31, 2006 and 2005 and for the calendar years ended December 31, 2006, 2005 and 2004.

99.2 Unaudited Pro Forma Condensed Combined Financial Statements as of and for the nine months ended January 31, 2007 and for the fiscal year ended April 30, 2006.

                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses:

(1) Registration Statement (Form S-8 No. 333-123359) pertaining to the 2004 Key Employee Stock Plan of John Wiley & Sons, Inc.,

(2) Registration Statement (Form S-8 No. 333-93691) pertaining to the John Wiley & Sons, Inc., Long Term Incentive Plan

(3) Registration Statement (Form S-8 No. 033-62605) pertaining to the John Wiley & Sons, Inc., Employees' Savings Plan

(4)  Registration Statement (Form S-8 No. 33-60268)


of our report dated April 16, 2007, with respect to the consolidated financial statements of Blackwell Publishing (Holdings) Ltd included in this Current Report (Form 8-K/A) of John Wiley & Sons, Inc.


[Ernst & Young LLP]

London, England
April 16, 2007

                                                                    Exhibit 99.1


Consolidated Financial Statements

Blackwell Publishing (Holdings) Ltd.

Years ended December 31, 2006, 2005 and 2004

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Blackwell Publishing (Holdings) Ltd


We have audited the accompanying group balance sheet of Blackwell Publishing (Holdings) Ltd as of 31 December 2005 and 2006 and the related consolidated profit and loss account, consolidated statement of total recognised gains and losses and consolidated statement of cash flows for each of the three years in the period ended 31 December 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Blackwell Publishing (Holdings) Ltd at 31 December 2005 and 2006 and its consolidated results of operations and consolidated cash flows for each of the three years in the period ended 31 December 2006 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 29 of Notes to the Financial Statements).




[Ernst & Young LLP]

London, England
April 16, 2007


     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     GROUP PROFIT AND LOSS ACCOUNT
     for the year ended 31 December



                                                                               Restated    Restated
                                                                     2006          2005        2004
                                                      Notes         P'000         P'000       P'000

     TURNOVER                                             2       224,158       209,961     190,910

     Cost of sales                                        3        99,673        97,798      92,959
                                                              -----------   ----------- -----------
     Gross profit                                                 124,485       112,163      97,951

     Net operating expenses                               3        85,138        75,748      67,613
                                                              -----------   ----------- -----------
     OPERATING PROFIT                                     4        39,347        36,415      30,338


     Profit/(loss) on sale of tangible
       fixed assets                                      12             6           (22)      1,757
     Profit/(loss) on disposal of
       subsidiary undertaking                         13(a)           212             -      (1,098)
                                                              -----------   ----------- -----------
     PROFIT BEFORE INTEREST,
       INVESTMENT INCOME AND TAXATION                              39,565        36,393      30,997

     Income from investments                                           14             5          12
     Interest receivable and similar income               7         5,294         3,016       1,658
     Interest payable and similar charges                 7           (11)          (10)         (8)
     Other finance (costs)/income                     26(c)          (337)           74          39
                                                              -----------   ----------- -----------
     PROFIT ON ORDINARY
       ACTIVITIES BEFORE TAXATION                                  44,525        39,478      32,698

     Tax on profit on ordinary activities                 9        14,593        11,499       9,788
                                                              -----------   ----------- -----------
     PROFIT ON ORDINARY
       ACTIVITIES FOR THE YEAR*                                    29,932        27,979      22,910

                                                              ===========   =========== ===========

     Movements on reserves are set out in note 24.

     * A summary of the significant adjustments to profit on ordinary activities for the year that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is as set forth in Note 29 of Notes to the Financial Statements.


     P = Pounds Sterling (GBP)


     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
     for the year ended 31 December



                                                                                  Restated    Restated
                                                                          2006        2005        2004
                                                                         P'000       P'000       P'000

     Profit on ordinary activities for the year                         29,932      27,979      22,910
     Exchange differences on retranslation of net assets
       of subsidiary undertakings                                       (1,049)        173         125
     Actuarial gain/(loss) recognised on defined benefit
       pension scheme (see note 26(d))                                   3,502      (3,726)     (1,768)
     Movement on deferred tax relating to pension liability             (1,050)      1,118         530
                                                                   ----------- ----------- -----------
     Total recognised gains and losses relating to the year             31,335      25,544      21,797
                                                                   =========== =========== ===========

     The  statement  of  comprehensive   income  required  under  United  States
     generally accepted accounting principles is set forth in Note 29 of Notes to the Financial Statements.



     RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                                                  Restated    Restated
                                                                          2006        2005        2004
                                                                         P'000       P'000       P'000

     Total recognised gains and losses                                  31,335      25,544      21,797
     Dividends paid in year                                             (5,121)     (3,860)     (8,087)
     Other movements:
       Goodwill reinstated (see note 24)                                     -           -       1,425
       Share buy back                                                        -      (8,350)          -
       Sale of shares by Employee Trusts                                     -         428         839
       Purchase of shares by Employee Trusts                                 -      (1,488)    (12,286)
       Reserve credit for share-based payment plans                        821         592          44
                                                                   ----------- ----------- -----------
     Total movements during the year                                    27,035      12,866       3,732

     Shareholders' funds at 1 January                                   22,591       9,725       5,993
                                                                   ----------- ----------- -----------
     Shareholders' funds at 31 December                                 49,626      22,591       9,725
                                                                   =========== =========== ===========


 P = Pounds Sterling (GBP)

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     BALANCE SHEET
     at 31 December



                                                                                           Restated
                                                                                 2006          2005
                                                 Notes                          P'000         P'000

     FIXED ASSETS
     Intangible assets                              11                         25,500        22,140
     Tangible assets                                12                          7,097         7,643
     Investments                                    13                              -           591
                                                                          -----------   -----------
                                                                               32,597        30,374
                                                                          -----------   -----------
     CURRENT ASSETS
     Stocks                                         14                          9,172         7,449
     Debtors due after one year                     15                          3,165         3,165
     Debtors due within one year                    15                         40,243        37,667
     Cash at bank and in hand                       16                         93,110        90,719
     Short term investment                       16(a)                         21,641             -
                                                                          -----------   -----------
                                                                              167,331       139,000
     CREDITORS: amounts falling due
       within one year                              17                        141,947       136,831
                                                                          -----------   -----------
     NET CURRENT ASSETS                                                        25,384         2,169
                                                                          -----------   -----------
     TOTAL ASSETS LESS CURRENT
       LIABILITIES                                                             57,981        32,543
                                                                          -----------   -----------
     CREDITORS: amounts falling due
       after more than one year                     18                            184           205

     PROVISIONS FOR LIABILITIES
       AND CHARGES                                  20                            552         1,121
                                                                          -----------   -----------

     NET ASSETS EXCLUDING PENSION LIABILITY                                    57,245        31,217

     DEFINED BENEFIT PENSION LIABILITY              26                          7,619         8,626
                                                                          -----------   -----------
     NET ASSETS                                                                49,626        22,591
                                                                          ===========   ===========

     CAPITAL AND RESERVES
     Called up share capital                        22                            540           540
     Share premium account                          24                            179           179
     Capital redemption reserve                     24                            157           157
     Reserve for own shares                         24                       (13,641)      (13,641)
     Merger reserve                                 24                       (15,711)      (15,711)
     Profit and loss account                        24                         78,102        51,067
                                                                          -----------   -----------
     Shareholders' funds*                                                      49,626        22,591
                                                                          ===========   ===========


 P = Pounds Sterling (GBP)

     * A summary of the significant adjustments to shareholder's funds that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is as set forth in Note 29 of Notes to the Financial Statements.


     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     GROUP STATEMENT OF CASH FLOWS
     for the year ended 31 December



                                                                              2006         2005        2004
                                                                Notes        P'000        P'000       P'000

     NET CASH INFLOW FROM OPERATING ACTIVITIES                  16(b)       46,340       42,934      44,541
                                                                       -----------  ----------- -----------

     DIVIDENDS RECEIVED FROM JOINT VENTURES                                      -           19         518
                                                                       -----------  ----------- -----------
     RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
     Interest and similar income received                                    5,294        3,016       1,658
     Interest paid                                                             (1)            -         (2)
     Interest element of finance lease rental payments                        (10)         (10)         (6)
     Dividends received                                                         14            5          12
                                                                       -----------  ----------- -----------
                                                                             5,297        3,011       1,662
                                                                       -----------  ----------- -----------
     TAXATION
     Corporation tax paid                                                  (9,028)      (6,593)     (5,735)
     Overseas tax paid                                                     (4,327)      (3,849)     (2,966)
                                                                       -----------  ----------- -----------
                                                                          (13,355)     (10,442)     (8,701)
                                                                       -----------  ----------- -----------
     CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
     Payments to acquire intangible fixed assets                           (7,630)      (8,433)     (6,675)
     Payments to acquire tangible fixed assets                             (1,657)      (2,824)     (1,938)
     Receipts from sales of tangible fixed assets                               21           84       3,584
     Sale of shares by employee trusts                                           -          428         839
     Purchase of shares by employee trusts                                       -      (1,488)    (12,286)
     Purchase of gilt fund for pension scheme                   16(a)     (21,641)            -           -
                                                                       -----------  ----------- -----------
                                                                          (30,907)     (12,233)    (16,476)
                                                                       -----------  ----------- -----------
     ACQUISITIONS AND DISPOSALS
     Sale of subsidiary undertaking                             13(a)          803            -       1,108
                                                                       -----------  ----------- -----------

     EQUITY DIVIDENDS PAID                                         10      (5,121)      (3,860)     (8,087)
                                                                       -----------  ----------- -----------
     NET CASH INFLOW BEFORE MANAGEMENT
       OF LIQUID RESOURCES AND FINANCING                                     3,057       19,429      14,565
                                                                       -----------  ----------- -----------
     MANAGEMENT OF LIQUID RESOURCES
     Increase in short-term deposits                                       (8,306)     (24,483)     (3,860)
                                                                       -----------  ----------- -----------
     FINANCING
     Payments to acquire own shares                                              -      (8,350)           -
     Repayment of capital element of finance lease                           (146)        (178)       (130)
                                                                       -----------  ----------- -----------
                                                                             (146)      (8,528)       (130)

                                                                       -----------  ----------- -----------
     (DECREASE)/INCREASE IN CASH                                   16       (5,395)    (13,582)      10,575
                                                                       ===========  =========== ===========


 P = Pounds Sterling (GBP)

     The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are set forth in Note 29 of Notes to the Financial Statements.


     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     GROUP STATEMENT OF CASH FLOWS
     for the year ended 31 December



     RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

                                                                            2006          2005         2004
                                                        Notes              P'000         P'000        P'000

     (Decrease)/increase in cash                                          (5,395)     (13,582)       10,575
     Cash outflow from change in liquid resources                          8,306        24,483        3,860
                                                                     -----------   -----------  -----------
     Change in net funds resulting from cash flows                         2,911        10,901       14,435
     Foreign exchange translation difference                                (520)          281        (218)
                                                                     -----------   -----------  -----------
     MOVEMENT IN NET FUNDS IN THE YEAR                     16              2,391        11,182       14,217

     NET FUNDS AT 1 JANUARY                                16             90,719        79,537       65,320
                                                                     -----------   -----------  -----------
     NET FUNDS AT 31 DECEMBER                              16             93,110        90,719       79,537
                                                                     ===========   ===========  ===========


 P = Pounds Sterling (GBP)

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



1.   ACCOUNTING POLICIES

     Basis of  preparation  and  change in  accounting  policies  The  financial statements  are  prepared  under  the  historical  cost  convention  and in accordance with applicable UK accounting standards. These financial statements are not statutory accounts within the meaning of section 240 of Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 December 2004 and 2005 on which the auditors' reports were unqualified have been delivered to the Registrar of Companies for England and Wales. No statutory accounts for any subsequent period have been prepared. P = Pounds Sterling (GBP)

     Basis of consolidation
     The Group financial statements consolidate the financial statements of Blackwell Publishing (Holdings) Ltd (the `Company') and all of its subsidiary undertakings (together, the `Group') drawn up to 31 December each year.

     Entities in which the Group holds an interest on a long term basis and are jointly controlled by the Group and one or more other venturers under a contractual arrangement are treated as joint ventures. In the Group financial statements, joint ventures are accounted for using the gross equity method.

     Prior year adjustments
     The Group has adopted FRS 20 `Share-based Payment' with effect from 1 January 2006. The adoption of FRS 20 has resulted in a change in accounting policy for share-based payment transactions. FRS 20 requires the fair value of options and share awards which ultimately vest to be charged to the profit and loss account over the vesting or performance period. If an award fails to vest as the result of certain types of performance condition not being satisfied, the charge to the profit and loss account will be adjusted to reflect this.

     Previously, the Group recognised only the intrinsic value or cost of the potential awards for the long-term incentive plans as an expense. The cost of these awards were accrued over the performance period of each plan based on the intrinsic value of equity settled awards or the estimated cost of cash-settled awards, and an adjustment was made to the latter to reflect the actual costs incurred.

     Additional  staff costs of P821,000 (2005 - P592,000,  2004 - P44,000) have been recognised in the profit and loss account. A deferred tax asset of 30% of these amounts has been recognised in the tax charge.

     The provision against investment in own shares of P1,857,000 charged to the profit and loss account and credited to reserve for own shares in the Group statutory financial statements for 2004 did not comply with UITF 38 and has been reversed.

     Goodwill and copyrights
     Purchased goodwill acquired before 1 January 1998 was set off directly against reserves and amounts to P10,521,000. Positive goodwill arising on acquisitions since this date is capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over its useful economic life up to a maximum of 20 years. The useful economic life of goodwill, relating to each acquisition, is determined by the directors with reference to its expected future contribution.

     If a subsidiary, associate or business is subsequently sold or closed, any goodwill arising on acquisition that was set off directly against reserves is taken into account in determining the profit or loss on sale.

     The purchase cost of copyrights is capitalised and amortised through the profit and loss account over their expected economic useful lives.

     The carrying values of intangible assets are reviewed for impairment at the end of the first full financial year following their acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



1.   ACCOUNTING POLICIES (CONTINUED)

     Property, plant and machinery
     Property, plant and machinery is stated at cost less accumulated depreciation and accumulated impairment losses. Such cost includes costs directly attributable to making the asset capable of operating as intended.

     Depreciation is provided on all tangible fixed assets except freehold land, at rates calculated to write off the cost, less estimated residual value, of each asset evenly over its expected useful life, as follows:

     Freehold buildings                     -      3 -15 years
     Fixtures and fittings and equipment    -      3 - 6 years
     Motor vehicles                         -      4 - 5 years
     Leasehold property                     -      over the period of the lease

     The carrying values of tangible fixed assets are reviewed for impairment in periods when events or changes in circumstances indicate the carrying values may not be recoverable.

     Provisions for liabilities
     A provision is recognised when the Group has a legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation and the amount can be reliably estimated.

     Investments
     Fixed asset investments are initially recorded at purchased cost and reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

     Stocks
     Stocks and work in progress are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition. Net realisable value is based on estimated future sales volumes less any further costs expected to be incurred to completion and sale.

     Deferred taxation
     Deferred taxation is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or right to pay less or to receive more, tax, with the following exceptions:

     o Provision is made for deferred taxation that would arise on remittance of the retained earnings of subsidiaries, associates and joint ventures only to the extent that, at the balance sheet date, dividends have been accrued as receivable.

     o Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

     Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

     Foreign currencies
     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction, or at the contracted rate if the transaction is covered by a foreign exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



1.   ACCOUNTING POLICIES (CONTINUED)

     The financial statements of overseas entities denominated in foreign currencies are translated at the rate of exchange ruling at the Group balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account.

     Derivative instruments
     The Group uses forward foreign currency contracts to reduce exposure to foreign exchange rates.

     The criteria for forward foreign currency contracts are:

          o the instrument must be related to a firm foreign currency commitment;

          o    it must involve the same currency as the hedged item; and

          o it must reduce the risk of foreign currency exchange movements on the Group's operations.

     Gains and losses arising, where the instrument is used to hedge a committed future transaction are not recognised in the profit and loss account until the transaction occurs.

     Leasing commitments
     Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership of the asset have passed to the Group, are capitalised in the balance sheet and are depreciated over their useful lives.

     The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

     Pensions
     The  Group  accounts  for  pension   schemes  in  accordance  with  FRS  17
     'Retirement Benefits'.

     The Group participates, with another employer outside of the Group, in a defined benefit pension scheme.

     For the defined benefit scheme any increase in the present value of the liabilities expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as other finance costs. Actuarial gains and losses are recognised immediately in the statement of total recognised gains and losses.

     Pension scheme assets are measured using market values and liabilities are measured on an actuarial basis using the projected unit method and discounted at a rate equivalent to the current rate of return on a high quality corporate bond of equivalent currency and term to the scheme liabilities. Actuarial valuations are obtained at least triennially and are updated at each balance sheet date.

     Share-based payments
     Equity settled transactions

     The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by an appropriate pricing model.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



1.   ACCOUNTING POLICIES (CONTINUED)

     At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management's best estimate of the achievement or otherwise of non-market conditions. The movement in cumulative expense since the previous balance sheet date is recognised in the profit and loss account, with a corresponding entry in equity.

     Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

     Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the profit and loss account for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the profit and loss account.

     The Group has taken advantage of the transitional provisions of FRS 20 in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after 7 November 2002 that had not vested before 1 January 2006.

     For awards granted before 7 November 2002, the Group recognises only the intrinsic value or cost of these potential awards as an expense over the performance period of each plan.

     Cash-settled transactions

     The cost of cash-settled transactions is measured at fair value using an appropriate option pricing model. Fair value is established initially at the grant date and at each balance sheet date thereafter until the awards are settled. During the vesting period a liability is recognised representing the product of the fair value of the award and the portion of the vesting period expired as at the balance sheet date. From the end of the vesting period until settlement, the liability represents the full fair value of the award as at the balance sheet date. Changes in the carrying amount for the liability are recognised in profit and loss account for the period.



2.   TURNOVER
     Turnover is attributable to one continuing class of activity, publishing, stated net of value added tax. Turnover in respect of delivery of publications is recognised on shipment of the product. Subscription income is recognised on periodic despatch of the product or otherwise rateably over the period of subscription. Income is deferred in respect of revenue received in advance. An analysis of turnover by geographical market is given below:

                                                     2006         2005          2004
                                                    P'000        P'000         P'000

     United Kingdom                                27,900       25,805        25,634
     USA                                           98,328      101,987        89,390
     Rest of World                                 97,930       82,169        75,886
                                              -----------  -----------   -----------
                                                  224,158      209,961       190,910
                                              ===========  ===========   ===========

     The directors have not provided any additional segmental information as they believe this is commercially sensitive.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



3.   COST OF SALES AND OPERATING COSTS

                                                                                                     Restated
                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Cost of sales                                                           99,673      97,798        92,959
                                                                        =========== ===========   ===========

     Administration costs                                                    71,817      64,440        55,604
     Distribution costs                                                      13,382      13,025        12,037
     Other operating income                                                    (61)        (96)          (28)
     Release of guarantee provision (see note 20)                                 -     (1,621)             -
                                                                        ----------- -----------   -----------
     Net operating expenses                                                  85,138      75,748        67,613
                                                                        =========== ===========   ===========



4.   OPERATING PROFIT This is stated after charging:

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Auditors' remuneration    - Audit of the financial statements              145         206           198
                               - Other services (UK only)                         2           2            14
     Amortisation of intangible assets                                        3,849       2,355         2,080
     Impairment of intangible assets                                              -         900             -
     Depreciation              - owned assets                                 1,895       1,812         1,876
                               - leased assets                                  158         172           123
     Operating lease rentals   -land and buildings                            2,708       2,481         2,272
                               -other                                           177         209           201
     Exchange rate (gains)/losses                                           (2,189)         624         (702)
                                                                        =========== ===========   ===========



5.   STAFF COSTS

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Wages and salaries                                                      33,252      30,242        24,833
     Share-based payment (note 23)                                              821         592            44
     Social security costs                                                    2,741       2,490         2,217
     Other pension costs (note 26)                                            3,696       3,468         2,222
                                                                        ----------- -----------   -----------
                                                                             40,510      36,792        29,316
                                                                        =========== ===========   ===========

     The average monthly number of employees (including directors) during the year was made up as follows:

                                                                               2006        2005          2004
                                                                                 No.         No.           No.

     Management and administration                                              260         278           311
     Production and publishing                                                  784         683           624
                                                                        ----------- -----------   -----------
                                                                              1,044         961           935
                                                                        =========== ===========   ===========

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



6.   DIRECTORS' REMUNERATION

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Fees paid to third parties (Rubery Owen Ltd)                                20          18            18
     Other emoluments                                                         1,694       1,325         1,415
                                                                        ----------- -----------   -----------
                                                                              1,714       1,343         1,433
                                                                        =========== ===========   ===========


     Number of directors who received share options                               1           1             -
     Number of directors who exercised share options                              -           2             3
                                                                        ----------- -----------   -----------

     Members of defined benefit pension schemes                                   3           3             3
                                                                        ----------- -----------   -----------

     Emoluments of the highest paid director                                    765         571           588
     Total accumulated pension benefits accrued to the highest paid director  4,467       4,159         1,968
                                                                        =========== ===========   ===========



7.   INTEREST RECEIVABLE AND SIMILAR CHARGES

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Bank interest receivable                                                 3,326       3,016         1,658
     Foreign exchange gain                                                    1,968           -             -
                                                                        ----------- -----------   -----------
                                                                              5,294       3,016         1,658
                                                                        =========== ===========   ===========



8.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                                               2006        2005          2004

                                                                              P'000       P'000         P'000
     Interest payable on bank loans and overdrafts                               11          10             8
                                                                        =========== ============   ==========

9.   TAX ON PROFIT ON ORDINARY ACTIVITIES

     (a) Analysis of charge in year
                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000
     Current tax:
     UK corporation tax on profits of the year                               10,732       8,141         6,110
     Adjustments in respect of previous periods                               (321)         692         1,033
                                                                        ----------- -----------   -----------
                                                                             10,411       8,833         7,143
     Foreign tax                                                              4,663       4,042         3,387
                                                                        ----------- -----------   -----------
     Total current tax (note 9(c))                                           15,074      12,875        10,530

     Deferred tax:
     Origination and reversal of timing differences (note 21)                   138     (1,795)         (506)
     Timing differences related to pension costs (note 26(a))                 (619)         419         (236)

                                                                        ----------- -----------   -----------
     Tax on profit on ordinary activities                                    14,593      11,499         9,788
                                                                        =========== ===========   ===========

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



9.   TAX ON PROFIT ON ORDINARY ACTIVITIES (CONTINUED)

     (b)  Tax included in statement of total recognised gains and losses

     The tax charge/(credit) is made up as follows:

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Deferred tax:
     Actuarial gain/(loss) on defined benefit pension scheme                 (1,050)      1,118           530
                                                                         =========== ==========   ===========

     (c) Factors affecting the current tax charge for the period

                                                                                                     Restated
                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Profit on ordinary activities before taxation                           44,525      39,478        32,698
                                                                         =========== ==========   -----------
     Profit on ordinary activities multiplied by standard rate of
       corporation tax in the UK of 30% (2005 -30%, 2004 - 30%)              13,358      11,843         9,809

     Effects of:
     Expenses not deductible for tax purposes                                   879         501           455
     Share-based payment charge                                                 246         178            13
     Capital allowances in excess of depreciation                             (113)       (300)         (564)
     Increase/(decrease) in general provisions                                  106       (819)          (47)
     Overseas tax rate                                                          919         780           387
     Tax (over)/under provided in previous periods                            (321)         692           477
                                                                         ----------- ----------   -----------
     Current tax charge for period (note (9(a))                              15,074      12,875        10,530
                                                                         =========== ==========   ===========



10.  DIVIDENDS AND OTHER APPROPRIATIONS

                                                                               2006        2005          2004
                                                                              P'000       P'000         P'000

     Declared and paid during the year:
     Final dividend paid of 108.6p (2004 - 79.3p, 2003 - 67.8p)
       per ordinary share                                                     5,578       4,202         3,592
     In respect of own shares                                                 (457)       (342)         (126)

     Interim dividend paid of nil (2005 - nil, 2004 - 95.0p)
       per ordinary share                                                         -           -         5,031
     In respect of own shares                                                     -           -         (410)
                                                                        ----------- -----------   -----------
                                                                              5,121       3,860         8,087
                                                                        =========== ===========   ===========
     Proposed for approval by shareholders at the AGM:
     Final dividend proposed of nil (2005 - 108.6p, 2004 - 79.3p)
       per ordinary share                                                         -       5,578         4,202
     In respect of own shares                                                     -       (457)         (342)
                                                                        ----------- -----------   -----------
                                                                                  -       5,121         3,860
                                                                        =========== ===========   ===========

     In accordance with FRS 21 'Events after the Balance Sheet Date', dividends proposed by the directors but not approved at the balance sheet date have not been recognised as a liability.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



11.  INTANGIBLE FIXED ASSETS

                                                                        Copyrights     Goodwill         Total
                                                                             P'000        P'000         P'000
     Cost:
     At 1 January 2005                                                      20,583        3,413        23,996

     Exchange adjustments                                                      186           62           248
     Additions                                                               8,433            -         8,433
     Disposals                                                               (265)            -         (265)
                                                                       -----------  -----------   -----------
     At 31 December 2005                                                    28,937        3,475        32,412

     Exchange adjustments                                                    (287)        (108)         (395)
     Additions                                                               7,630            -         7,630
     Disposals                                                                   -        (149)         (149)
                                                                       -----------  -----------   -----------
     At 31 December 2006                                                    36,280        3,218        39,498
                                                                       -----------  -----------   -----------

     Amortisation:
     At 1 January 2005                                                       5,816        1,154         6,970

     Exchange adjustments                                                       42            5            47
     Impairment                                                                900            -           900
     Charge for the year                                                     2,231          124         2,355
                                                                       -----------  -----------   -----------
     At 31 December 2005                                                     8,989        1,283        10,272
                                                                       -----------  -----------   -----------

     Exchange adjustments                                                     (83)         (40)         (123)
     Charge for the year                                                     3,725          124         3,849
                                                                       -----------  -----------   -----------
     At 31 December 2006                                                    12,631        1,367        13,998
                                                                       -----------  -----------   -----------

     Net book value:
     At 31 December 2006                                                    23,649        1,851        25,500
     At 31 December 2005                                                    19,948        2,192        22,140
                                                                       ===========  ===========   ===========

     Goodwill  is  amortised  over  useful  economic  lives  of 15 or 20  years.
     Copyrights are amortised over their expected useful economic lives of between 5 and 10 years.

     The copyright impairment charge in 2005 relates to a book list purchase made in April 2004 after an internal review indicated that the carrying value may not be recoverable.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



12.  TANGIBLE FIXED ASSETS

                                                                        Short-term
                                                            Freehold     leasehold   Vehicles and
                                                            property      property      equipment       Total
                                                               P'000         P'000          P'000       P'000

     Cost:
     At 1 January 2005                                            98         3,831          9,145      13,074
     Exchange adjustments                                         11            26            178         215
     Additions                                                   156           647          2,021       2,824
     Disposals                                                     -          (31)          (427)       (458)
                                                        ------------  ------------    ----------- -----------
     At 31 December 2005                                         265         4,473         10,917      15,655

     Exchange adjustments                                       (31)          (30)          (319)       (380)
     Additions                                                     -            69          1,588       1,657
     Disposals                                                     -          (12)          (332)       (344)
                                                        ------------  ------------    ------------ -----------
     At 31 December 2006                                         234         4,500         11,854      16,588
                                                        ------------  ------------    ------------ -----------


     Depreciation:
     At 1 January 2005                                             5           591          5,643       6,239
     Exchange adjustments                                          -             9            132         141
     Charge for the year                                          69           344          1,571       1,984
     Disposals                                                     -          (31)          (321)       (352)
                                                        ------------  ------------    ------------ ----------
     At 31 December 2005                                          74           913          7,025       8,012

     Exchange adjustments                                        (9)          (10)          (228)       (247)
     Charge for the year                                          73           411          1,569       2,053
     Disposals                                                     -          (10)          (317)       (327)
                                                        ------------  ------------    ------------ ----------
     At 31 December 2006                                         138         1,304          8,049       9,491
                                                        ------------  ------------    ------------ ----------


     Net book value:
     At 31 December 2006                                          96         3,196          3,805       7,097
     At 31 December 2005                                         191         3,560          3,892       7,643
                                                        ============  ============    =========== ===========

     The net book value of equipment  above includes an amount of P213,543 (2005
     - P190,322) in respect of assets held under finance leases.

     In 2004 the Group sold freehold property and recorded an exceptional gain of P1,722,000, there was no tax charge related to this transaction.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



13.  INVESTMENTS

                                                                            Listed        Joint         Total
                                                                        investment      venture
                                                                             P'000        P'000         P'000

     At 1 January 2005                                                         591           30           621
     Disposal                                                                    -          (30)          (30)
                                                                           --------      -------       -------
     At 31 December 2005                                                       591            -           591
     Disposal                                                                 (591)           -          (591)
                                                                           --------      -------       -------
     At 31 December 2006                                                         -            -             -
                                                                           ========      =======       =======

     (a) Investments
     In 2004 the Group sold a subsidiary company, Avenue Healthcare Knowledge Management Ltd to Huntsworth plc in consideration for cash and shares in Huntsworth plc recording a loss in 2004 of P1,098,000 with no resultant tax impact. The total value of the shares on acquisition was P591,000 and at the 2005 year end their quoted market value was P548,000.

     As part of the sale agreement deferred consideration in cash and shares of P250,000 was received in March 2006. The Group disposed of all its shareholding in Huntsworth plc in September 2006 at a net loss of P37,512, resulting in net gain of P212,488 during the year with no resultant tax impact.

     A joint venture with Polity Limited was discontinued in 2005.

     (b) Other investments
     The Group holds other investments in Internet related businesses at a cost of P2,421,000, which were fully provided against in the 2000 financial statements due to market conditions.

     Principal investments
     Details of the principal investments in which the Group holds at least 20% of the nominal value of any class of share capital are as follows:

     Name                                                 Country of       Holding  Proportion           Nature
                                                       Registration+                      Held      of Business

     Blackwell Publishing Inc.                                U.S.A.      Ordinary        100%       Publishing
     Blackwell Publishing Ltd                                             Ordinary        100%       Publishing
     Blackwell Science Ltd                                                Ordinary        100%       Publishing
     Blackwell Science (Overseas Holdings) Ltd                            Ordinary        100%          Holding
     Blackwell Publishers (Trustees) Ltd                                  Ordinary        100%          Trustee
     Blackwell Publishing Asia Pty. Ltd                    Australia      Ordinary        100%       Publishing
     Blackwell Publishing Services Singapore Pte. Ltd      Singapore      Ordinary        100%         Services
     Blackwell Science (Trustees) Ltd                                     Ordinary        100%          Trustee
     Blackwell Science (Hong Kong) Ltd                     Hong Kong      Ordinary        100%       Publishing
     Blackwell Science KK                                      Japan      Ordinary        100%       Publishing
     Blackwell - Verlag GmbH                                 Germany      Ordinary        100%       Publishing
     Ejnar Munksgaard A/S                                    Denmark      Ordinary        100%       Publishing
     ISUP, Inc.                                               U.S.A.      Ordinary        100%       Publishing

     + (or incorporation and operation) if not Great Britain.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



14.  STOCKS

                                                                      2006          2005
                                                                     P'000         P'000

     Finished stock                                                  6,519         5,288
     Work in progress                                                1,436         1,713
     Raw materials                                                   1,217           448
                                                               -----------   -----------
                                                                     9,172         7,449
                                                               ===========   ===========



15.  DEBTORS

                                                                     2006          2005
                                                                    P'000         P'000

     Trade debtors                                                      28,779        23,873
     Other taxes recoverable                                                64            14
     Deferred taxation (note 21)                                         3,280         3,644
     Called up and unpaid share capital (note 22)                          146           146
     Other debtors                                                       1,377           992
     Prepayments                                                         6,597         8,998
                                                                   -----------   -----------
                                                                        40,243        37,667
                                                                   ===========   ===========

     The debtors falling due after one year were:                         2006          2005
                                                                         P'000         P'000

     Recoverable corporation tax                                         3,165         3,165
                                                                   ===========   ===========



16.  ANALYSIS OF NET FUNDS

                                                         Cash at bank       Liquid       Total
                                                          and in hand    resources
                                                                P'000        P'000       P'000

     At 1 January 2004                                         18,965       46,355      65,320

     Cash flow                                                 10,575        3,860      14,435
     Exchange movement                                          (214)          (4)       (218)
                                                               ------       ------      ------
     At 31 December 2004                                       29,326       50,211      79,537

     Cash flow                                                (13,582)      24,483      10,901
     Exchange movement                                            276            5         281
                                                               ------       ------      ------
     At 31 December 2005                                       16,020       74,699      90,719

     Cash flow                                                 (5,395)       8,306       2,911
     Exchange movement                                          (515)          (5)       (520)
                                                               ------       ------      ------
     At 31 December 2006                                       10,110       83,000      93,110
                                                               ======       ======      ======

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



16. ANALYSIS OF NET FUNDS (CONTINUED)

     Liquid resources comprise short term deposits and are included within cash at bank and in hand in the balance sheet. Included in creditors are finance lease liabilities totalling P201,000 (2005 - P181,000).

     (a) On the 12 October 2006 the Group purchased a gilt fund investment to the value of P21,641,000 in relation to the proposed segregation of the pension fund and which was convertible to cash with two days notice (see note 28).

     (b) Reconciliation of operating profit to net cash inflow from operating activities:

                                                                                                     Restated
                                                                               2006          2005        2004
                                                                              P'000         P'000       P'000

     Operating profit                                                        39,347        36,415      30,338
     Amortisation and impairment of intangible assets
         - copyrights                                                         3,725         2,231       1,956
         - goodwill                                                             124           124         124
         - impairment                                                             -           900           -
     Depreciation                                                             2,053         1,984       1,999
     Movement in reserve for share-based payments                               821           592      (1,813)
     (Increase)/decrease in stocks                                           (1,852)          174       1,148
     Decrease/(increase) in debtors                                           6,885        (1,193)        (32)
     (Decrease)/increase in creditors                                        (4,893)        1,712      10,019
     (Decrease)/increase in provisions                                       (1,597)        2,280         (22)
     Difference between pension charge and cash contributions                 1,727        (2,285)        824
                                                                        -----------   ----------- -----------
     Net cash inflow from operating activities                               46,340        42,934      44,541
                                                                        ===========   =========== ===========



17.  CREDITORS: amounts falling due within one year

                                                                                     2006          2005
                                                                                    P'000         P'000

     Trade creditors                                                               28,575        25,616
     Corporation tax                                                               12,211        10,559
     Other taxes and social security costs                                          1,045           931
     Finance leases (note 19)                                                         118            66
     Other creditors                                                                  483           423
     Accruals and deferred income                                                  99,515        99,236
                                                                                  -------       -------
                                                                                  141,947       136,831
                                                                                  =======       =======

18.  CREDITORS: amounts falling due after more than one year

                                                                                      2006          2005
                                                                                     P'000         P'000

     Finance leases (note 19)                                                           83           115
     Other creditors                                                                   101            90
                                                                                    ------         -----
                                                                                       184           205
                                                                                    ======         =====

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



19.  OBLIGATIONS UNDER LEASES

     Annual commitments under non-cancellable operating leases are as follows:

                                                 Land and buildings                  Other
                                             2006      2005       2004         2006       2005      2004
                                            P'000     P'000      P'000        P'000      P'000     P'000
     Operating leases which expire:
     Within one year                          144        41        146           18         20        45
     Between two and five years               777       561      1,019          139        159       166
     Over five years                        2,218     2,113      1,252            -          -         -
                                           ------    ------     ------        -----      -----      ----
                                            3,139     2,715      2,417          157        179       211
                                           ======    ======     ======        =====      =====      ====

     Amounts due under finance leases and hire purchase contracts are as follows:

                                                                                 2006        2005        2004
                                                                                P'000       P'000       P'000
     Amounts payable:
     Within one year                                                              127         107         154
     In two to five years                                                          88          87          79
                                                                               ------      ------      ------
                                                                                  215         194         233
    Less: finance charges allocated to future periods                           (14)        (13)         (10)
                                                                               ------      ------      ------
                                                                                  201         181         223
                                                                               ======      ======      ======

     Finance leases and hire purchase contracts are analysed as follows:

     Current obligations                                                          118          66         147
     Non-current obligations                                                       83         115          76
                                                                               ------      ------      ------
                                                                                  201         181         223
                                                                               ======      ======      ======



20.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                         Guarantee      Onerous         Total
                                                                        obligation        lease
                                                                             P'000        P'000         P'000

     At 1 January 2005                                                       1,621        1,181         2,802
     Released in year                                                           -          (60)          (60)
     Reversal of unused amount                                             (1,621)            -       (1,621)
                                                                           -------      -------       -------
     At 31 December 2005                                                         -        1,121         1,121
     Released in year                                                                     (569)         (569)
                                                                           -------      -------       -------
     At 31 December 2006                                                         -          552           552
                                                                           -------      -------       -------

     The Group has made specific provision for the lease commitments for leasehold property up to 2015 after consideration of sublease income of P69,000 per annum. The property was vacant from 2003 until 2006 when subleases were achieved at a rental value below that of the head lease.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



20.  PROVISIONS FOR LIABILITIES AND CHARGES (CONTINUED)

     In 2000, the Group had underwritten a loan advanced by a financial institution to a company in which the Group had an investment interest and it was expected that the Group would be called upon to meet the obligation and therefore full provision for the liability had been made. In September 2005 the company in which the Group had an investment interest repaid the loan to the financial institution and the Group was released from its obligations. Accordingly, the provision has been released and is shown as an exceptional item within the analysis of operating costs (note 3).


21.  DEFERRED TAXATION ASSET
     Deferred taxation assets within debtors are analysed as follows:

                                                                       2006          2005
                                                                      P'000         P'000

     Depreciation in advance of capital allowances                      450           563
     UK tax timing differences                                          730         1,052
     Share-based payment                                                437           191
     Overseas tax timing differences                                  1,663         1,838
                                                                     ------        ------
                                                                      3,280         3,644
                                                                     ======        ======

                                                                       2006          2005
                                                                      P'000         P'000

     Deferred tax asset at start of year                              3,644         1,819
     Foreign exchange translation difference                           (226)           30
     Deferred tax credit in profit and loss
       account for the year (see note 9(a))                            (138)        1,795
                                                                     ------        ------
                                                                      3,280         3,644
                                                                     ======        ======



22.  CALLED UP SHARE CAPITAL

                                                  Number of Authorised shares         Allotted and partly paid
                                                    2006      2005      2004         2006       2005      2004
                                                    '000      '000      '000        P'000      P'000     P'000

     "A" voting shares of 10p each                   255       255       255           24         24        25
     "B" restricted voting shares of 10p each      6,000     6,000     6,000          514        514       531
     "C" restricted voting shares of 1p each       2,500     2,500     2,500            2          2         2
     "G" redeemable restricted voting shares
       of 10p each                                 1,390     1,390     1,390            -          -         -
                                                --------  --------  --------     --------   --------  --------
                                                  10,145    10,145    10,145          540        540       558
                                                ========  ========  ========     ========   ========  ========

     There is P146,000 (2005 - P146,000, 2004 - P146,000) of allotted and unpaid capital relating to "C" restricted voting shares of 1p each as determined in the merger agreement in 2001. There is no other unpaid capital.

     During 2005 the parent company purchased from a shareholder 15,000 fully paid up A shares of 10p each and 160,000 fully paid up B shares of 10p each. These shares were subsequently cancelled.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



22.  CALLED UP SHARE CAPITAL (CONTINUED)

     Summary of class rights

     Subscriber Shares
     Income - the two Subscriber Shares are not entitled to participate in the profits of the Company.

     Capital - upon a winding up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of Subscriber Shares are entitled, after the return of the capital paid up on the A
     Voting Shares, the B Restricted Voting Shares, the C Restricted Voting Shares and the G Redeemable Shares, to receive out of the assets of the Company available for distribution a return of the capital paid up on the Subscriber Shares. They are not entitled to any further participation in the assets of the Company.

     Voting - the holders of Subscriber Shares have no right to receive notices of, or to attend or vote at, general meetings of the Company.

     A Voting Shares
     Income - the A Voting Shares are not entitled to participate in the profits of the Company.

     Capital - upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the A Voting Shares are entitled, after a return of the capital paid up on the B Restricted Voting Shares, the C Restricted Voting and the G Redeemable Shares, to receive out of the assets available for distribution a return of the capital paid up on the A Voting Shares. They are not entitled to any further participation in the assets of the Company.

     Voting - the holders of A Voting Shares are entitled to receive notice of, and attend and vote at, all general meetings of the Company. Each holder of A Voting Shares has, on a show of hands, one vote and, on a poll, one vote for every A Voting Share of which he is the holder.

     B Restricted Voting Shares
     Income - subject to the provisions referred to below relating to the C Restricted Voting Shares, the profits of the Company are available for distribution, at the discretion of the Company, to the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares pari passu, pro rata to the nominal value of such shares held and to the amount paid up on the relevant shares on the record date for the payment of the relevant dividend.

     Capital - upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the B Restricted Voting Shares and the G Redeemable Shares are entitled to receive out of the assets of the Company available for distribution, in priority to the holders of C Restricted Voting Shares, A Voting Shares and Subscriber Shares, a return of the capital paid up on those shares. After payment in full to the holders of the C Restricted Voting Shares, the A Voting Shares and the Subscriber Shares of the capital paid up on those shares, the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares are entitled to receive the balance of the assets available for distribution, in proportion to the nominal value of such shares held by each of them and to the extent to which each of such shares has been fully paid up.

     Voting - the holders of B Restricted Voting Shares have no right to receive notices of, or to attend or vote at, general meetings of the Company unless the business of the meeting includes a resolution to wind up the Company or to reduce the share capital, share premium account or capital redemption reserve of the Company. When entitled to vote, each holder of B Restricted Voting Shares has, on a show of hands, one vote and, on a poll, one vote for every B Restricted Voting Share of which he is the holder.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



22.  CALLED UP SHARE CAPITAL (CONTINUED)

     C Restricted Voting Shares
     Income - subject to what is said in the next two sentences, the profits of the Company are available for distribution, at the discretion of the Company, to the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares pari passu, pro rata to the number of such shares held and to the amount paid up on the relevant shares on the record date for the payment of the relevant dividend. A holder of C Restricted
     Voting Shares has no entitlement to any dividend until the ninth anniversary of the date of issue of the relevant shares. This restriction will, however, lapse upon a sale of A Voting Shares or B Restricted Voting Shares pursuant to a general offer which results in a person holding more than 50 per cent of the A Voting Shares or the B Restricted Voting Shares or upon a listing of any of the Company's shares.

     Capital - upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the C Restricted Voting Shares are entitled to receive out of the assets of the Company available for distribution, in priority to the holders of A Voting Shares and Subscriber Shares, a return of the capital paid up on such shares. After payment in full to the holders of A Voting Shares and Subscriber Shares of the capital paid up on those shares, the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares are entitled to receive the balance of the assets available for distribution, in proportion to the number of such shares held by each of them to the extent to which each of such shares has been fully paid up.

     Voting - until the ninth anniversary of their issue or until this restriction is lifted upon a sale or listing as described above, a holder of a C Restricted Voting Share will have no voting rights in respect of that share. Thereafter C Restricted Voting Shares will carry the same voting rights as the like number of B Restricted Voting Shares.

     Executive share option schemes established by subsidiaries

     Blackwell Science Ltd and Blackwell Publishing Ltd established some years ago share option schemes for their directors and other senior employees, under which options to acquire C Restricted Voting Shares in the relevant Company could be granted. Options under the schemes were generally exercisable between three and seven years after the date of grant.

     The options granted under the Blackwell Science Ltd Executive Share Option Scheme were options over "C" (restricted voting) shares in Blackwell Science Ltd. After a Scheme of Arrangement became effective in June 2001, the Company offered to all holders of options granted under the Scheme the opportunity to exchange their options over "C" (restricted voting) shares in Blackwell Science Ltd for options over "B" (restricted voting) shares in the Blackwell Publishing Ltd at the rate of 0.9 "B" (restricted voting) shares for every one "C" (restricted voting) share. Not all of the holders of options granted under the Scheme accepted this offer but under the Articles of Association of Blackwell Science Ltd the Company is able to acquire any "C" (restricted voting) shares issued by Blackwell Science Ltd following the exercise of an option in consideration of the issue of "B" (restricted voting) shares at the rate referred to above.

     Options subsisting at the year end (with a vesting period of seven to ten years) as adjusted for the Scheme of Arrangement were as follows:

                                                       No. of      Option         Period when
     Share Class                                       shares     price P         exercisable
     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each         2,250        4.52         2002 - 2007
                                                        2,250        4.52         2003 - 2007

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



22.  CALLED UP SHARE CAPITAL (CONTINUED)

     The options granted under the Blackwell Publishing Ltd Executive Share Option Scheme were options over "C" (restricted voting) shares in Blackwell Publishing Ltd. After a Scheme of Arrangement became effective in June
     2001, the Company offered to all holders of options granted under the Scheme the opportunity to exchange their options over "C" (restricted voting) shares in Blackwell Publishing Ltd for options over "B" (restricted voting) shares in the Blackwell Publishing (Holdings) Ltd at the rate of
     31.4293 "B" (restricted voting) shares for every 1 "C" (restricted voting) share. All the holders of options granted under the Scheme accepted this offer.

                                                  No. of      Option        Period when
     Share Class                                  shares      price P       exercisable

     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each   20,972         6.73       2003 - 2007

     Grant of Options by Employee Trusts
     Both the trustee of the Blackwell Science Ltd Employee Trust and the trustee of the Blackwell Publishing Employee Trust have granted options over "B" (Restricted Voting) Shares held by them.

                                                  No. of      Option        Period when
     Share Class                                  shares      price P       exercisable
     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each   29,500         8.31       2004 - 2009

     Parent Company Employee Share Option Schemes
     Blackwell Publishing (Holdings) Limited has established two share option schemes for employees of Group companies.

     One scheme was approved by the Inland Revenue pursuant to the Income Tax (Earnings and Pensions) Act 2003. The other scheme was not. Options were granted under these schemes in December 2004 and May and August 2005. Options subsisting at the year end (with a vesting period of seven to ten years under the two schemes were as follows:-


     Inland Revenue Approved Scheme

                                                      No. of      Option            Period when
     Share Class                                      shares     price P            exercisable
     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each       27,714       33.52            2008 - 2014
                                                       1,814       33.07            2009 - 2015
                                                      18,444       38.53            2010 - 2016
     Unapproved Scheme
                                                      No. of      Option            Period when
     Share Class                                      shares     price P            exercisable
     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each       94,431       33.52            2008 - 2014
                                                      19,093       33.07            2009 - 2015
                                                      40,791       38.53            2010 - 2016

     Blackwell Publishing (Holdings) Ltd
     "B" (restricted voting) shares of 10p each       94,431       33.52            2009 - 2014
                                                      19,093       33.07            2010 - 2015
                                                      40,791       38.53            2010 - 2016

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



23.  SHARE-BASED PAYMENTS

     Certain employees participate in the share option schemes and are granted share options with a vesting period of seven to ten years.

     The following table illustrates the number and weighted average exercise prices (WAEP) of, and movements in, share options during the year.

                                                2006       2006        2005      2005        2004      2004
                                                 No.       WAEP         No.      WAEP         No.      WAEP

     Outstanding as at 1 January             315,548     P28.91     330,298    P24.91     257,123     P7.28

     Granted during the year                 102,775     P38.53      40,000    P33.07     220,576    P33.52
     Forfeited during the year                (6,750)    P35.56           -         -      (1,080)    P5.89
     Exercised during the year                     -          -     (54,750)    P7.81    (146,321)    P7.04
                                          ----------                ----------           --------
     Outstanding as at 31 December           411,573     P31.20     315,548    P28.91     330,298    P24.91
                                          ==========                ==========           ========
     Exercisable at 31 December               54,972      P7.40      54,972     P7.40      39,222     P6.33
                                          ==========                ==========           ========

     Included within the exercisable balance are options over 54,972 (2005 - 54,972, 2004 - 109,722) shares that have not been accounted for in accordance with FRS 20 as the options were granted on or before 7 November 2002. These options have not been subsequently modified and therefore do not need to be accounted for in accordance with FRS 20.

     The weighted average fair value of options granted during the year was P38.53 (2005 - P33.07, 2004 - P33.52). The range of exercise prices for options outstanding at the end of the year was P4.52 - P38.53 (2005 - P4.52
     - P33.52, 2004 - P4.52 - P33.52).

     The expense recognised in the profit and loss account under FRS 20 in respect of employee services received during the year to 31 December 2006 is P821,000 (2005 - P592,000, 2004 - P44,000).

     The fair value of share options granted is estimated as at the date of grant using the Black-Scholes model, taking into account the terms and conditions upon which the options were granted, the non-voting nature of the `B' shares and the predominant holding by a few shareholders.

     The following table lists the inputs to the model used for the years ended 31 December 2006, 2005 and 2004.

                                                                          2006          2005          2004

     Dividend yield (%)                                                   3.28          3.28          5.20
     Expected share price volatility (%)                                 33.42         36.43         37.19
     Historical volatility (%)                                           33.42         36.43         37.19
     Expected comparator group volatility (%)                            33.42         36.43         37.19
     Risk-free interest rate (%)                                          4.61          4.32          4.77
     Expected life of option (years)                                         6             6             6
     Weighted average share price                                       P38.53        P33.07        P33.52

     The expected life of the options is based on historical data and is not necessarily indicative of exercise patterns that may occur. The expected volatility (based on listed competitor market prices) reflects the assumption that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.

     No other features of options granted were incorporated into the measurement of fair value.

     In January 2007 (see note 28) all options vested as Court approval for the acquisition by Wiley Europe Investment Holdings Ltd was granted, and all shares held by the Trusts were sold to Wiley Europe Investment Holdings Ltd.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



24.  MOVEMENT IN SHARE CAPITAL AND RESERVES

                                                                            Restated                Restated
                                                                             Reserve     Capital  Profit and
                                          Share       Share       Merger     for own  redemption        loss
                                        capital     premium      reserve      shares     reserve     account
                                          P'000       P'000        P'000       P'000       P'000       P'000

     At 1 January 2004                      558         179     (15,711)     (1,134)         139      21,962

     Exchange differences on translation
       of net assets of the group             -           -            -           -           -         125
     Profit for the year                      -           -            -           -           -      22,910
     Actuarial loss                           -           -            -           -           -     (1,238)
     Dividends paid                           -           -            -           -           -     (8,087)
     Share-based payment                      -           -            -           -           -          44
     Sale of shares by Employee
       Share Option Trusts                    -           -            -         839           -           -
     Purchase of shares by Employee
       Share Option Trusts                    -           -            -    (12,286)           -           -
     Goodwill reinstated on
       disposal of asset                      -           -            -           -           -       1,425
                                           ------      ------   --------    --------        ------    ------
     At 31 December 2004                    558         179     (15,711)    (12,581)         139      37,141

     Exchange differences on translation
       of net assets of the group             -           -            -           -           -         173
     Profit for the year                      -           -            -           -           -      27,979
     Actuarial loss                           -           -            -           -           -     (2,608)
     Dividends paid                           -           -            -           -           -     (3,860)
     Buy back of shares                    (18)           -            -           -          18     (8,350)
     Share-based payment                      -           -            -           -           -         592
     Sale of shares by Employee
       Share Option Trusts                    -           -            -         428           -           -
     Purchase of shares by Employee
       Share Option Trusts                    -           -            -     (1,488)           -           -
                                           ------      ------   --------    --------        ------    ------
     At 31 December 2005                    540         179     (15,711)    (13,641)         157      51,067

     Exchange differences on translation
       of net assets of the group             -           -            -           -           -     (1,049)
     Profit for the year                      -           -            -           -           -      29,932
     Actuarial gain                           -           -            -           -           -       2,452
     Dividends paid                           -           -            -           -           -     (5,121)
     Share-based payment                      -           -            -           -           -         821
                                           ------      ------   --------    --------        ------    ------
     At 31 December 2006                    540         179     (15,711)    (13,641)         157      78,102
                                           ======      ======   ========    ========        ======    ======

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



24.  MOVEMENT IN SHARE CAPITAL AND RESERVES (CONTINUED)
     The cumulative amount of goodwill and intangible assets written off to group reserves between 31 December 1989 and 31 December 1998, net of goodwill relating to undertakings disposed of, is P10,521,000 (2005 - P10,521,000, 2004 - 10,521,000). The reduction of P1,425,000 in 2004 represents goodwill written off to the profit and loss account in the year due to the disposal of an investment in a subsidiary undertaking.


25.  FINANCIAL COMMITMENTS AND CONTINGENT LIABILITIES

     The Group has guaranteed payment of amounts due by Marston Book Services Ltd, formerly its joint venture Company, in respect of non-payment rental agreements amounting to P447,000 per annum until September 2010 (2005 - P447,000, 2004 - P447,000).

     The Group has a commitment to pay P3,005,000 in legal and professional fees and a further commitment to pay P11,500,000 to the new pension scheme (see note 28) contingent on the acquisition of the Group by Wiley Europe Investment Holdings Ltd which was completed in February 2007. Also contingent on the acquisition was the payment of P21,641,000 to the Blackwell Ltd Pension Fund (see note 28).


26.  PENSION PROVISIONS AND ARRANGEMENTS

     The Group's main pension commitments are in the UK, where the Group participates jointly and severally in the Blackwell's Pension Fund. This scheme exists to provide pension benefits to UK employees of the Blackwell Publishing (Holdings) Ltd group, together with the Blackwell Ltd group. The scheme is a defined benefit scheme funded by the payment of contributions to a separately administered trust fund providing benefits for the employees of Blackwell Publishing (Holdings) Ltd and Blackwell Ltd and their UK subsidiaries based on the average of the three highest years pensionable pay in the ten years prior to retirement. The assets of the scheme are held separately from those of the companies, being invested via fund managers under the control of the scheme's trustees. Contributions to the scheme are assessed in accordance with the advice of professionally qualified actuaries. The scheme was closed to new entrants with effect from 1 January 2006.

     The Group's pension costs are analysed as follows:

                                                                         2006         2005          2004
                                                                        P'000        P'000         P'000

     Amount charged to operating profit (see note 26(b))                3,409        4,137          1,981
     Prior years' provision release                                         -        (963)              -
     Overseas subsidiaries' schemes                                       287          294            241
                                                                      -------      -------        -------
     Charge to operating profit (see note 5)                            3,696        3,468          2,222

     Surplus of the expected return on pension scheme assets over the interest on pension scheme liabilities and credited to other
     finance income.                                                      337         (74)           (39)
                                                                      -------      -------        -------
                                                                        4,033        3,394          2,183
                                                                      =======      =======        =======

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



26.  PENSION PROVISIONS AND ARRANGEMENTS (CONTINUED)

     (a) Composition of the scheme
     The Group operates a defined benefit scheme in the UK in which the UK trading subsidiary, Blackwell Publishing Limited, is one of the participating employers. This disclosure relates solely to Blackwell Publishing Limited as advised by the qualified independent actuary, Aon Consulting.

     The share of the assets of the Fund applicable to Blackwell Publishing Limited has been calculated in proportion to the liabilities as at the actuarial valuation at 1 April 2005, and updated to 31 December 2006.

                                                                               2006        2005          2004
                                                                                  %           %             %

     Rate of increase in salaries                                              4.90        4.65          4.65
     Rate of increase to pensions in payment accrued before 6 April 1997       2.80        2.70          2.70
     Rate of increase to pensions in payment accrued after 5 April 1997        2.80        2.70          2.70
     Rate of increase of deferred pensions                                     3.00        2.90          2.90
     Discount rate                                                             5.30        4.80          5.30
     Inflation assumption                                                      3.00        2.90          2.90


     The Blackwell Publishing Limited contributions during the accounting period amounted to P1,682,000 and the agreed Company contribution rate for the 2006 year is 10.65% of pensionable salaries.

     The Fund was closed to new entrants on 1 January 2006 so the average age of the membership is expected to increase over time. Because the projected unit method is used to calculate the current service cost, it is expected that the current service costs will increase as the members of the Fund approach retirement.

     The assets in the scheme and the expected rate of return were:

                               Long-term                             Long-term                         Long-term
                          rate of return                        rate of return                    rate of return
                             expected at         Value at          expected at         Value at       expected at         Value at
                             31 December       31 December         31 December      31 December       31 December      31 December
                                    2006              2006                2005             2005              2004             2004
                                       %             P'000                   %            P'000                 %            P'000

     Equities                       7.50            33,100                7.80           22,101              8.00           18,849
     Bonds                          5.30            12,300                4.80           13,222              5.40           11,566
     Other                          5.00               400                4.50            5,264              5.00              823
                                                 ----------                          ----------                           ----------
     Total market value of assets                   45,800                               40,587                             31,238

     Present value of scheme liabilities           (56,685)                             (52,910)                          (41,231)
                                                 ----------                          ----------                           ----------
     Deficit in the scheme                         (10,885)                             (12,323)                           (9,993)

     Related deferred tax asset                      3,266                                3,697                              2,998
                                                 ----------                          ----------                           ----------
     Net pension liability                          (7,619)                              (8,626)                           (6,995)
                                                 ==========                          ==========                           ==========

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



26.  PENSION PROVISIONS AND ARRANGEMENTS (CONTINUED)

     (b) Analysis of the amount charged to operating profit

                                                                       2006          2005         2004
                                                                      P'000         P'000        P'000

     Current service cost                                             3,409         2,365        1,981
     Past service cost                                                    -         1,772            -
                                                                   --------      --------     --------
     Total operating charge                                           3,409         4,137        1,981
                                                                   ========      ========     ========

     (c) Analysis of the amount credited to interest receivable

                                                                   2006          2005         2004
                                                                  P'000         P'000        P'000

     Expected return on pension scheme assets                     2,285         2,274        2,026
     Interest on pension scheme liabilities                      (2,622)      (2,200)      (1,987)
                                                                 -------      -------      -------
     Net return                                                    (337)           74           39
                                                                 =======      =======      =======

     (d)  Analysis of the amount  recognised in Statement of Total  Recognised  Gains and Losses (STRGL) before related deferred tax

                                                                            2006          2005          2004
                                                                           P'000         P'000         P'000

     Actual return less expected return on pension scheme assets           1,230         1,933         (158)
     Experience (loss)/gain arising on the scheme liabilities             1,728)          (13)           243
     Gain/(loss) arising from changes in assumptions underlying
     the scheme liabilities                                                4,000       (5,646)       (1,853)
                                                                         -------       -------       -------
     Actuarial gain/(loss) recognised in the STRGL                         3,502       (3,726)       (1,768)
                                                                         =======       =======       =======


     (e)  Movements in deficit during the year

                                                                                 2006          2005          2004
                                                                                P'000         P'000         P'000

     Deficit in scheme at beginning of the year                              (12,323)       (9,993)       (7,440)

     Movement in year:
     Current service cost                                                     (3,409)       (2,365)       (1,981)
     Contributions                                                             1,682          5,459         1,157
     Past service costs                                                             -       (1,772)             -
     Other finance (expense)/income                                             (337)            74            39
     Actuarial gain/(loss)                                                      3,502       (3,726)       (1,768)
                                                                           ----------     ---------       -------
     Deficit in scheme at the end of the year                                (10,885)      (12,323)       (9,993)
                                                                           ==========     =========       =======

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



26.  PENSION PROVISIONS AND ARRANGEMENTS (CONTINUED)

     (f)  History of experience gains and losses

                                                                            2006           2005          2004
     Difference between the expected and actual return
      on scheme assets:
     Amount (P000)                                                         1,230          1,933         (158)
     Percentage of scheme assets                                              3%             5%          (1%)

     Experience loss on scheme liabilities:
     Amount (P000)                                                       (1,728)           (13)           243
     Percentage of present value of the scheme liabilities                  (3%)             0%            1%

     Total amount recognised in the statement of total recognised gains and losses:
     Amount (P000)                                                         3,502        (3,726)       (1,768)
     Percentage of present value of the scheme liabilities                    6%           (7%)          (4%)

     Certain of the Group's subsidiary companies in the USA and Australia operate their own independent defined contribution pension and superannuation plans. The assets of these schemes are held in separately administered funds. All contributions owing at the year end 2006, 2005 and 2004 have been paid and there are no contingent liabilities in respect of the schemes.


27.  TRANSACTIONS WITH RELATED PARTIES

     Blackwell Publishing Limited, a subsidiary company, sold books and journals in the normal course of trading on an arm's length basis totalling P1,198,958 (2005 - P1,310,000, 2004 - P1,794,000) to Blackwell Ltd.
     Blackwell Ltd is a company related through common shareholders.

     In 2005, Blackwell Publishing (Holdings) Ltd purchased back issued shares from Blackwell Ltd for a consideration of P8,350,000. These shares were subsequently cancelled.

     In 2004, the Blackwell Publishing Employee Share Option Trust purchased 280,000 Blackwell Publishing (Holdings) Ltd `B' (restricted voting) shares from 40 existing shareholders for a total consideration of P8,680,000.


28.  POST BALANCE SHEET EVENTS

     On 17 November 2006, John Wiley & Sons, Inc. announced that it had entered into a Definitive Agreement to acquire all of the shares of Blackwell Publishing (Holdings) Ltd. The acquisition took place within the structure of a "Scheme of Arrangement" under section 425 of the Companies Act 1985 and was approved by the High Court in England and Wales on 31 January 2007. The authorised share capital was reduced from P789,615 to P250,064 and the issued share capital was cancelled and extinguished. The authorised share capital was then increased to its former amount and new shares in the same proportions as the cancelled shares issued to Wiley Europe Investment Holdings Ltd. On 2 February 2007 Blackwell Publishing (Holdings) Ltd was registered as a subsidiary company of Wiley Europe Investment Holdings Ltd.

     One of the conditions of the Definitive Agreement was that Blackwell Publishing Ltd would exit as a participating employer from the Blackwell's Pension Fund (which was shared with Blackwell Limited - an independent company operating bookshops, which was not part of the acquisition) by way of an "Approved Withdrawal Arrangement" (AWA). Under the AWA, the accrued benefits of Blackwell Publishing Ltd members of the Blackwell's Pension Fund are to be transferred to a new pension scheme together with the related pension assets and liabilities from the Blackwell's Pension Fund.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS




28.  POST BALANCE SHEET EVENTS (CONTINUED)

     The terms of the AWA agreed with the Trustees of the Blackwell's Pension Fund and The Pension Regulator required a payment of P21,641,000 into the Blackwell's Pension Fund within 14 days after the Effective date of the Scheme of Arrangement. The actuary for the Blackwell's Pension Fund Scheme calculated the sum required to be paid to secure the AWA by reference to a 15-year index linked gilt investment portfolio. In order to eliminate the risk of the cash value of the payment increasing from any subsequent fall in gilt yields, Blackwell Publishing purchased an investment in gilts amounting to P21,641,000 on 12 October 2006, and these were transferred to the Blackwell's pension fund on 14 February 2007. (Note 16(a))

     Following the transfer of the assets and liabilities to the new scheme, Blackwell Publishing Ltd will make a further payment into the new scheme of P11,500,000 in order to `top up' the new scheme to a fully funded position as based on an estimated FRS 17 computation made by the actuary as at 31 August 2006.

     Blackwell Publishing Group had a number of share option schemes in place for the benefit of employees. These options became exercisable as a result of the acquisition. The participants of the option schemes received payment for their options exercised in early February and the employee share option trusts were able to sell the shares to Wiley Europe Investment Holdings Ltd as part of the acquisition agreement.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



29.  US GAAP RECONCILIATION

     Differences between accounting principles generally accepted in the United Kingdom and the United States

     (a)  Profit  for  the  year,   total   recognised   gains  and  losses  and
          shareholders' funds

     The following table reconciles profit for the year in accordance with UK GAAP to consolidated net income for the year that would have been reported had the financial statements been prepared in accordance with US GAAP:

     For the year ended 31 December:                                                         2006          2005
                                                                                            P'000         P'000

     Profit for the year in accordance with UK GAAP                                        29,932        27,979

     Impairment of intangible assets (i)                                                    (791)           900
     Amortisation of intangible assets (i)                                                  (109)             -
     Goodwill amortisation (ii)                                                               125           101
     Accounting for rent free period on leases (iii)                                        (117)         (105)
     Onerous lease provision (iv)                                                           (584)          (21)
     Derivative financial instruments (v)                                                   (252)           506
     Translation adjustment (vi)                                                              267         (331)
     Share-based payments (vii)                                                                 -           592
     Pensions (viii)                                                                        (410)         1,409
     Taxation effect of the above adjustments (ix)                                            679         (984)

                                                                                        ---------     ---------
     Net income in accordance with US GAAP                                                 28,740        30,046
                                                                                        =========     =========

     The following table presents comprehensive income under US GAAP:
     For the year ended 31 December:                                                         2006          2005
                                                                                            P'000         P'000
     Net income in accordance with US GAAP                                                 28,740        30,046
     Other comprehensive income:
     Exchange difference on retranslation of net assets of subsidiary undertakings        (1,173)           600
                                                                                         ---------     ---------
     Comprehensive income in accordance with US GAAP                                       27,567        30,646
                                                                                         =========     =========

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



29   US GAAP RECONCILIATION (CONTINUED)

     The following table reconciles shareholders' funds in accordance with UK GAAP to stockholders' equity that would have been reported had the financial statements been prepared in accordance with US GAAP:

     At 31 December:
                                                                      2006            2005
                                                                     P'000           P'000

     Shareholders' funds in accordance with UK GAAP                 49,626          22,591
     Other intangible assets
       Copyrights (i)
         Cost                                                        (791)               -
         Amortisation                                                  791             900
                                                               -----------     -----------
                   Net                                                   -             900
                                                               -----------     -----------
       Pensions (viii)                                                   -           2,911
     Goodwill (ii)
         Cost                                                        3,057           2,873
         Amortisation                                                1,367           1,283
                                                               -----------     -----------
                   Net                                               4,424           4,156
     Debtors: Other debtors (v)                                          -             382
     Debtors: Unpaid share capital (ix)                              (146)           (146)
     Creditors: Amounts falling due within one year (v)                  -           (130)
     Creditors: Amounts falling due after more than one year:
       Leases (iii)                                                  (712)           (595)
     Provision for liabilities and charges: Onerous lease (iv)         109             693
     Defined benefit pension liability (viii)                            -           6,256
     Taxation effect on above adjustments                              181         (3,125)

                                                               -----------     -----------
     Stockholders' equity in accordance with US GAAP                53,482          33,893
                                                               ===========     ===========

     (i)  Impairment of Intangible Assets

     Under UK GAAP, the impairment of an intangible asset is measured by comparing the value of the income generating unit under review to the expected future discounted cash flows of the unit.

     Under US GAAP, the carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value calculated on the basis of discounted cash flows.

     At 31 December 2005, an impairment was recorded for UK GAAP that was not required for US GAAP as the undiscounted cash flows expected from the use of the asset exceeded the carrying value. The impairment was therefore reversed for US GAAP at 31 December 2005, which resulted in higher amortisation during 2006. At 31 December 2006, an impairment was recorded for US GAAP, which results in the net book value of the asset being the same for both UK and US GAAP. Under UK GAAP, impairment is reflected as additional amortisation, whereas under US GAAP impairment is reflected as a reduction of cost.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



29.  US GAAP RECONCILIATION (CONTINUED)

     (ii) Goodwill

     Under UK GAAP, goodwill arising on acquisitions made prior to January 1998 has been eliminated against shareholder's funds. Goodwill on acquisitions made after 1 January 1998 is capitalised and amortised over its useful life up to a maximum of 20 years.

     Under US GAAP, goodwill is not amortised for accounting periods beginning after 15 December 2001. Goodwill is tested for impairment on an annual basis at the reporting unit level. Prior to this date, goodwill was amortised over its useful life to a maximum of 40 years.

     (iii) Lease Incentives

     Under UK GAAP, any lease incentive is recognised on a straight-line basis over the period to the first review date to match the effect of the increased rentals payable in later periods.

     Under US GAAP, lease incentives are recognised on a straight-line basis over the term of the lease. For certain of the Group's leases, there is a rent review date whereby lease payments can be adjusted for increases in the market rates and therefore the timing of the incentive recognition is different under UK GAAP and US GAAP.

     (iv) Onerous Lease

     Under UK GAAP, provisions for vacated properties accounted for as operating leases are decreased by future sublease income. There is not a requirement to reduce the provision by an estimate of future benefits arising from sublease arrangements that have not yet been secured. When property is sublet, the provision is adjusted accordingly.

     Under US GAAP, a liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity is recognised and measured at its fair value when the entity ceases using the right conveyed by the contract. The fair value of the liability at the cease-use date is determined based on the remaining lease rentals, reduced by estimated sublease rentals that could be reasonably obtained for the property, even if the entity does not intend to enter into a sublease. For US GAAP, the Group reduced its liability by estimated sublease rentals and changes in estimates of cash flows are included in net income in the period of change. During 2006, a sublease tenant was signed and therefore the estimated future cash flows at 31 December 2006 were the same for UK GAAP and US GAAP.

     (v)  Derivative Financial Instruments

     Under UK GAAP, gains and losses on foreign currency forward contracts are only recorded in the profit and loss account when realised.

     Under US GAAP, all derivatives are recorded on the balance sheet at fair value. The Group has not designated its derivatives as hedging instruments for the purposes of US GAAP and therefore changes in the fair value of foreign currency forward contracts are recorded in the profit and loss account for each reporting period.

     (vi) Translation Adjustments

     Under UK GAAP, the profit and loss account of a foreign enterprise is translated at the closing rate or at an average rate for the period. The Company has used the closing rate.

     Under US GAAP, the average rate for the year is used to translate the profit and loss accounts of foreign subsidiaries.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



29.  US GAAP RECONCILIATION (CONTINUED)

     (vii) Share-based Payments

     Under UK GAAP, an entity is required to reflect in its profit or loss and financial position the effects of share-based payment transactions, including expenses associated with transactions in which share options are granted to employees, for the first year ended after 15 December 2006. Prior to this date, no expense was recorded as all options were granted to employees at the intrinsic value, which is nil at grant date.

     Under US GAAP, starting with fiscal years that begin after June 15, 2005, the cost of employee stock options is expensed based on the grant-date fair value of the award. The cost is recognised over the period over which the employee renders the service, usually the vesting period. Prior to this date, options were accounted for based on their intrinsic value. As all options were granted to employees with no intrinsic value at the grant date, no expense was recognised.

     The transitional provisions for the adoption of FRS 20 under UK GAAP are different from the transitional provisions for the adoption of FAS 123(R) under US GAAP. For an unlisted entity, UK GAAP requires options expense to be recognised for all options granted after 7 November 2002 and not yet vested at 1 January 2006. It also requires the entity to restate comparative information and, where applicable, adjust the opening balance of retained earnings for the earliest period presented. For US GAAP, the Company has adopted the modified prospective approach for FAS 123(R), which requires entities to recognise options expense for all new awards, and awards modified, repurchased, or cancelled after 15 December 2005. Additionally, compensation cost for the portion of awards which have not vested as of 1 January 2006 is recognised. Therefore, expense recognised for UK GAAP prior to 1 January 2006 as a result of the transitional provisions has been reversed for US GAAP. The Company did not issue any options prior to 7 November 2002 that were not vested at 1 January 2006.

     (viii) Pensions

     Under UK GAAP, any increase in the present value of the liabilities of the Company's defined benefit scheme expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as a net amount of other finance costs or credits adjacent to interest. Actuarial gains and losses are recognised immediately in the statement of total recognised gains and losses. Actuarial valuations are obtained at least triennially and are updated at each balance sheet date.

     Under US GAAP, actuarial gains and losses that exceed 10% of the greater of the obligation and assets are amortised over the remaining service period of employees on a straight-line basis. In addition, following the early adoption of FAS 158 as at 31 December 2006, the deficit on the defined benefit scheme is recognised in accumulated other comprehensive income in stockholder's equity at that date. Prior to the adoption of FAS 158, where the value of plan assets was below the value of liabilities valued on an accumulated benefit obligation basis, a minimum pension liability was recognised through intangible assets to the extent of the unrecognised transitional obligation and prior service costs.

     (ix) Unpaid share capital

     Under UK GAAP, unpaid capital relating to certain restricted voting shares is recorded as a debtor. Under US GAAP, the unpaid capital relating to these shares is recorded as a reduction of equity.

     (x) Under UK GAAP, the profit/loss on the sale of tangible fixed assets and the disposal of subsidiary undertaking are presented as non-operating exceptional items. Under US GAAP, these are presented as a component of operating income.

     Blackwell Publishing (Holdings) Ltd
     ---------------------------------------------------------------------------
     NOTES TO THE FINANCIAL STATEMENTS



29.  US GAAP RECONCILIATION (CONTINUED)

     (b) Cash flows

     The categories of cash flow activity under US GAAP can be summarised as follows:

     For the year ended 31 December:                                              2006             2005
                                                                                 P'000            P'000

     Cash inflow from operating activities                                      34,158           30,174
     Cash outflow from investing activities                                   (30,048)         (12,300)
     Cash outflow from financing activities                                      (157)          (8,519)
                                                                           -----------    -------------
     Increase in cash and cash equivalents                                       3,953            9,355

     Effect of foreign exchange adjustment                                     (1,562)            1,827

     Cash and cash equivalents at the start of the year                         90,719           79,537
                                                                           -----------    -------------
     Cash and cash equivalents at the end of the year                           93,110           90,719

     The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but differs with regard to the classification of items within the statement.

     Under UK GAAP, the cash flows of a foreign enterprise are translated at the closing rate or at an average rate for the period. The Company has used the closing rate. Under US GAAP, the average rate for the year is used to translate the cash flows of foreign subsidiaries.

     Under US GAAP, cash and cash equivalents for cash flow purposes include short-term liquid resources. Under UK GAAP, short term liquid resources are excluded form the cash flow statement. Under US GAAP, dividends received and interest income are presented as operating cash flow while they are considered investing cash flow under UK GAAP. Under UK GAAP, taxes and equity dividend paid are presented as a separate class of items while they are considered operating cash flows under US GAAP.

                                                                    Exhibit 99.2


           Unaudited Pro Forma Condensed Combined Financial Statements

Effective February 2, 2007, John Wiley & Sons, Inc., through its subsidiary Wiley Europe Investment Holdings (collectively "Wiley" or the "Company"), acquired all of the outstanding common stock of Blackwell Publishing (Holdings) Ltd. ("Blackwell") a company registered in the United Kingdom (the "Acquisition"). The aggregate consideration paid was approximately $1.1 billion (P572 million) of cash and the assumption of certain liabilities pursuant to a Transaction Cooperation Agreement (the "TCA") between Blackwell shareholders and John Wiley & Sons, Inc. As a condition of the TCA, Blackwell would exit as a participating employer from the Blackwell Pension Fund (the "Fund"). The Fund was a multi-employer plan, which provided for retirement benefits to the employees of Blackwell and Blackwell Limited. Blackwell Limited is an independent company operating bookshops, which was not part of the Acquisition. Under an Approved Withdrawal Agreement ("AWA"), prearranged with the Trustees of the Fund and The Pension Regulator, the accrued benefits of the Blackwell members of the Blackwell's Pension Fund were transferred to a new pension plan together with the pension assets and liabilities from the Blackwell's Pension Fund. The terms of prearranged agreement required a payment of P21.6 million ($42.3 million) into the Fund within 14 days after the effective date of the acquisition. The Company funded the requirement on February 14, 2007 through a 15-year index linked gilt investment portfolio.

To finance the cash consideration paid and to repay pre-existing credit agreements, Wiley borrowed approximately $1.2 billion under a new Credit Agreement with third party financial institutions, which is comprised of a six-year Term Loan (the "Term Loan") in the amount of $675 million and a $675 million five-year revolving credit facility (the "Revolver") which can be drawn in multiple currencies. Simultaneous with the execution of the new Credit Agreement, the Company terminated all of its previous agreements and paid approximately $85 million outstanding under those agreements by utilizing funds from the new Credit Agreement. On February 16, 2007, the Company entered into an interest rate swap agreement, designated as a cash flow hedge as defined under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The hedge will fix a portion of the variable interest due on the new Term Loan. The notional amount of the rate swap is initially $660 million which will decline through February 8, 2011, based on the expected amortization of the Term Loan. The purchase price, net of cash acquired and liabilities assumed and including transaction costs of $3.5 million was approximately $1.0 billion.

The following unaudited pro forma condensed combined balance sheet as of January 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2006 and the nine months ended January 31, 2007 are based on the historical financial statements of Wiley and Blackwell after giving effect to (1) the Acquisition, (2) the new Credit Agreement and (3) the interest rate swap agreement described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements, and accompanying notes, are based upon the respective historical consolidated financial statements of the Company and Blackwell, and should be read in conjunction with the historical financial statements and related notes of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2007, and Annual Report on Form 10-K for the year ended April 30, 2006, as well as the historical financial statements and related notes of Blackwell, which are included elsewhere herein.

The unaudited pro forma condensed combined financial statements are being filed pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. The unaudited pro forma adjustments and the allocation of the purchase price are based on Wiley management's preliminary estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition. These estimates are subject to change based on finalization of the purchase accounting. The preliminary allocation of the purchase price is based on the actual net tangible assets and liabilities of Blackwell that existed as of December 31, 2006, the date of the accompanying Blackwell Balance sheet.

The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition, the new Credit Agreement and interest rate swap agreement had been completed on January 31, 2007, the last day of Wiley's third fiscal quarter and combines the historical unaudited consolidated balance sheet of Wiley at January 31, 2007 and the historical unaudited consolidated balance sheet of Blackwell at December 31, 2006.

The unaudited pro forma condensed combined statements of operations (the "Statement of Operations") for the year ended April 30, 2006 and for the nine months ended January 31, 2007 are presented as if the Acquisition, the new Credit Agreement and the interest rate swap agreement had been completed as of May 1, 2005. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2006 combines the historical results of Wiley for the year ended April 30, 2006 and the unaudited historical results of Blackwell for the twelve-month period ended March 31, 2006. The unaudited historical results of Blackwell for the twelve-month period ended March 31, 2006 have been derived by taking the audited results for the year ended December 31, 2005, adding the unaudited results for the three-months ended March 31, 2006 and subtracting the unaudited results for the three months ended March 31, 2005 as follows ($/P in thousands):

                                                                             Revenues                  Net Income
          Year ended December 31, 2005                                       P209,961                     P27,979
          Plus: Three months ended March 31, 2006                             P54,253                      P6,142
          Less: Three months ended March 31, 2005                           P(44,304)                    P(4,320)
          Year ended March 31, 2006                                          P219,910                     P29,801
          Foreign exchange translation rate                                    1.7882                      1.7882
          Year ended March 31, 2006                                          $393,243                     $53,290

The unaudited pro forma condensed combined statement of operations for the nine months ended January 31, 2007 combines the historical unaudited results of Wiley for the nine months ended January 31, 2007 and the historical unaudited results of Blackwell for the nine months ended December 31, 2006. The unaudited historical results of Blackwell for the nine-month period ended December 31, 2006 have been derived by taking the audited results for the year ended December 31, 2006 and subtracting the unaudited results for the three months ended March 31, 2006 as follows ($/P in thousands):

                                                                             Revenues                  Net Income
          Year ended December 31, 2006                                       P224,158                     P29,932
          Less: Three months ended March 31, 2006                           P(54,253)                    P(6,142)
          Nine months ended December 31, 2006                                P169,905                     P23,790
          Foreign exchange translation rate                                    1.8670                      1.8670
          Nine months ended December 31, 2006                                $317,213                     $44,416

Blackwell's historical consolidated financial statements are presented in U.K. pounds sterling and are prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP as described in Note 29 to the audited consolidated financial statements of Blackwell contained elsewhere herein. Wiley's consolidated financial statements are presented in U.S. dollars and are prepared in accordance with U.S. GAAP. U.K. pound sterling amounts for Blackwell as of December 31, 2006 and for the year ended March 31, 2006 and the nine months ended December 31, 2006 have been translated into U.S. dollars using exchange rates of P1 = $1.9562, P1 = $1.7882 and P1 = $1.8670, respectively. Unless stated otherwise, all dollar amounts are presented in U. S. dollars. As described in Notes 3 and 4 to these unaudited pro forma condensed combined financial statements, Blackwell's historical consolidated financial statements have been adjusted to U.S. GAAP and certain additional conforming presentation adjustments have also been made to the financial statements of Blackwell to conform with Wiley's presentation under U.S. GAAP.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                               at January 31, 2007
                      U.S. GAAP (U.S. dollar, in thousands)

                                                            Wiley at         Blackwell at
                                                           January 31,       December 31,           Pro Forma           Pro Forma
                                                             2007                2006             Adjustments (a)       Combined
                                                      ------------------------------------------------------------------------------
ASSETS
Current Assets:
     Cash and Cash Equivalents                         $25,024           $182,142         $(10,874)(2)(5)(6)(7)(8)  $196,292
     Marketable Securities                                   -             42,334                 -                   42,334
     Accounts Receivable                               186,506             56,297                 -                  242,803
     Inventories                                        95,033             16,123                 -                  111,156
     Deferred Income Tax Benefits                        8,427              6,416                 -                   14,843
     Other Current Assets                               12,571              6,108                 -                   18,679
                                                      ------------------------------------------------------------------------------
         Total Current Assets                          327,561            309,420          (10,874)                  626,107


Product Development Assets                              66,835             11,435                 -                   78,270
Property, Equipment and Technology                     108,420             13,883             1,761(8)               124,064
Intangible Assets                                      308,211             46,262           795,491(3)(8)          1,149,964
Goodwill                                               206,600             12,275           491,113(3)(8)            709,988
Deferred Income Tax Benefit                             11,440              2,650                 -                   14,090
Other Assets                                            29,713              6,191             7,477(1)(2)(7)(8)       43,381
                                                      ------------------------------------------------------------------------------
         Total Assets                               $1,058,780           $402,116        $1,284,968               $2,745,864
                                                      ==============================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts and Royalties Payable                   $107,893            $55,898                $-                 $163,791
     Deferred Revenue                                  156,075            194,670          (33,451)(8)               317,294
     Accrued Income Taxes                               23,811             23,521                 -                   47,332
     Accrued Pension Liability                           6,091             11,013                 -                   17,104

     Current Portion of Long -Term Debt                      -                  -            22,500(5)                22,500
     Other Accrued Liabilities                          66,144              3,220            42,254(8)               111,618
                                                      ------------------------------------------------------------------------------
         Total Current Liabilities                     360,014            288,322            31,303                  679,639
Long-Term Debt                                          82,073                  -         1,105,427(5)(6)          1,187,500
Accrued Pension Liability                               62,216                  -                 -                   62,216
Other Long-Term Liabilities                             33,635              2,620             2,347(8)                38,602
Deferred Income Taxes                                   17,554                  -           257,518(8)               275,072

Total Shareholders' Equity                             503,288            111,174         (111,627)(1)(4)            502,835
                                                      ------------------------------------------------------------------------------
         Total Liabilities & Shareholders' Equity   $1,058,780           $402,116        $1,284,968               $2,745,864
                                                      ==============================================================================

     See accompanying notes to unaudited pro forma condensed combined financial statements.

     (a)  Note references pertain to Footnote 3 "Pro Forma Adjustments".

         Unaudited Pro Forma Condensed Combined Statement of Operations U.S. GAAP (U.S. dollar, in thousands, except per share amounts)

                                                                        Blackwell
                                                       Wiley           Twelve Months
                                                     Year Ended            Ended
                                                      April 30,           March 31,      Pro Forma             Pro Forma
                                                        2006               2006        Adjustments (a)          Combined
                                                   -------------------------------------------------------------------------
Revenue                                               $1,044,185        $387,773             $-                 $1,431,958

Cost and Expenses
    Cost of Sales                                        342,314         174,462              -                    516,776
    Operating and Administrative Expenses                535,694         135,818          1,395(5)                 672,907
    Amortization of Intangibles                           13,498           4,248          4,160(2)(3)               21,906
                                                   -------------------------------------------------------------------------
         Total Costs and Expenses                        891,506         314,528          5,555                  1,211,589
                                                   -------------------------------------------------------------------------

Operating Income                                         152,679          73,245        (5,555)                    220,369

Interest Income and Other, net                             1,125           4,897             -                       6,022
Interest Expense                                         (9,960)            (16)       (72,358)(1)(4)             (82,334)
                                                   -------------------------------------------------------------------------
Net Interest Expense and Other                           (8,835)           4,881       (72,358)                   (76,312)
                                                   -------------------------------------------------------------------------

Income Before Taxes                                      143,844          78,126       (77,913)                    144,057
Provision For Income Taxes                                33,516          22,693       (28,929)(6)                  27,280
                                                   -------------------------------------------------------------------------


Net Income                                              $110,328         $55,433      $(48,984)                   $116,777
                                                   =========================================================================

Income per share:
Diluted                                                    $1.85                                                     $1.95
Basic                                                      $1.90                                                     $2.01

Average shares used in per share calculation:
Diluted                                                   59,792                                                    59,792
Basic                                                     58,071                                                    58,071

     See accompanying notes to unaudited pro forma condensed combined financial statements.

     (a)  Note references pertain to Footnote 3 "Pro Forma Adjustments".

         Unaudited Pro Forma Condensed Combined Statement of Operations U.S. GAAP (U.S. dollar, in thousands, except per share amounts)

                                                            Wiley        Blackwell
                                                         Nine Months    Nine Months
                                                            Ended          Ended
                                                          January 31,   December 31,             Pro Forma         Pro Forma
                                                            2007            2006                Adjustments (a)    Combined
                                                     --------------------------------------------------------------------------
Revenue                                                   $844,742        $323,951                    $-        $1,168,693

Cost and Expenses
    Cost of Sales                                          275,293         128,218                     -           403,511
    Operating and Administrative Expenses                  430,641         131,397                 1,092(5)        563,130
    Amortization of Intangibles                             11,151           7,201                 (617)(2)(3)      17,735
                                                     --------------------------------------------------------------------------
         Total Costs and Expenses                          717,085         266,816                   475           984,376
                                                     --------------------------------------------------------------------------

Operating Income                                           127,657          57,135                 (475)           184,317

Interest Income and Other, net                                 995           8,222                     -             9,217
Interest Expense                                           (8,342)            (17)              (54,258)(1)(4)    (62,617)
                                                     --------------------------------------------------------------------------
Net Interest Expense and Other                             (7,347)           8,205              (54,258)          (53,400)
                                                     --------------------------------------------------------------------------

Income Before Taxes                                        120,310          65,340              (54,733)           130,917
Provision For Income Taxes                                  35,062          22,474              (20,549)(6)         36,987
                                                     --------------------------------------------------------------------------

Net Income                                                 $85,248         $42,866             $(34,184)           $93,930

                                                     ==========================================================================

Income per share:
Diluted                                                      $1.47                                                   $1.62
Basic                                                        $1.50                                                   $1.65

Average shares used in per share calculation:
Diluted                                                     58,051                                                  58,051
Basic                                                       56,812                                                  56,812

     See accompanying notes to unaudited pro forma condensed combined financial statements.

     (a)  Note references pertain to Footnote 3 "Pro Forma Adjustments".

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements



1.   Purchase Price


The following table summarizes the components of the estimated total consideration determined for accounting purposes for these pro forma condensed combined financial statements and reflects the allocation of the purchase consideration based on a valuation of the assets acquired and liabilities assumed as of the closing date (in thousands):

Book value of Blackwell net tangible assets acquired,                      $52,637
Property, equipment and technology                                           1,761
Identifiable intangible assets:
      Acquired publication rights                                          628,753
      Trademark/trade name                                                 143,200
      Customer relationships                                                69,800
Goodwill                                                                   503,388
Deferred revenue                                                            33,451
Third party Pension Fund liability                                        (42,254)
Current Liabilities assumed                                                (2,347)
Deferred Income Tax liabilities                                          (257,518)
                                                                       -----------

Total cash consideration paid, including direct acquisition costs (1)   $1,130,871
                                                                       -----------

Third party Pension Fund liability assumed                                  42,254
                                                                       -----------

Total purchase price                                                    $1,173,125
                                                                        ==========

(1) Direct Acquisition costs are approximately $3.5 million consisting of regulatory filing fees, investment banking fees, legal and accounting fees and other external costs directly related to the Acquisition.

Management reviewed the recorded book values of Blackwell's net assets acquired as of December 31, 2006, the date of the accompanying Blackwell Balance sheet, and believes that other than property, equipment and technology, goodwill, other intangibles and deferred revenue, the carrying amounts of these net assets acquired approximate their current fair values.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management's best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The preliminary allocation of the purchase price is based upon estimates of the assets and liabilities acquired in accordance with SFAS No. 141 "Business Combinations." The preliminary allocations may be revised when the Company completes its valuations and its integration plans. The acquisition of Blackwell is based on management's consideration of past and expected future performance as well as the potential strategic fit with the long-term goals of the Company. The expected long-term growth, market position and expected synergies to be generated by Blackwell and Wiley are the primary factors that gave rise to an acquisition price which resulted in the recognition of goodwill.

Property, equipment and technology - Compared to the net book value of property, equipment and technology as of December 31, 2006, the Company recorded a write-up adjustment of approximately $1.8 million. The adjustment relates to capitalized software which will be depreciated over an estimated average life of the assets of one to three years.

Identifiable intangible assets - Acquired publication rights represent the rights to publish current and new editions of journal and book titles. Acquired journal publishing rights are segregated into owned, non-owned and joint owned titles. The right to publish a joint or non-owned journal is determined based upon individual negotiated contractual arrangement, typically with membership organizations referred to as "Societies" which specialize in the particular field or discipline.

     Owned journal publishing rights of approximately $486.9 million are expected to have an indefinite estimated useful life due to Blackwell's legal right to continue publishing the journals on a perpetual basis and the historical sales patterns of the journals. Due to the long-term historical nature of these relationships with societies, joint and non-owned journal publishing rights are expected to have an estimated useful life of 40 years. Trademarks and trade names are expected to have an indefinite life due to the fact that the Blackwell name will be used by the Company on an ongoing basis, the name is important to the Company's business and it is long established and well recognized. Customer relationships are expected to have a useful life of approximately 20 years. Book publishing rights are expected to have a useful life of 10 to 15 years.

     The fair value of intangible assets was based on a valuation conducted by a third party specialist on behalf of Wiley's management using income approach methodologies and was based on management's latest financial forecast. The rates used to discount net cash flows to their present values ranged from 9.5% to 15%. These discount rates were determined after consideration of Blackwell's estimated weighted average cost of capital and the estimated internal rate of return specific to the Acquisition.

     Estimated useful lives for the intangible assets were based on historical experience with product and customer relationship life cycles, and Wiley's intended future use of the intangible assets. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

     Goodwill - Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, the Company will incur a charge for the amount of impairment during the fiscal quarter in which such determination is made.

     Deferred revenue - Deferred revenue represents subscription revenue collected in advance, which is deferred and recognized as earned when the related issue is shipped or made available online over the term of the subscription. The fair value is based on management's estimated cost to fulfill future issues that have been paid in advance plus an industry-based gross profit margin.

     2. Debt and Interest Swap Agreement

     In connection with the Acquisition, Wiley entered into a new Credit Agreement with Bank of America and Royal Bank of Scotland as Co-Lead Arrangers in the aggregate amount of $1.35 billion. The financing is comprised of a six-year Term Loan (Term Loan) in the amount of $675 million and a $675 million five-year revolving credit facility (Revolver) which can be drawn in multiple currencies. The agreement provides financing to complete the acquisition, refinance the existing revolving debt of the Company, as well as meet future seasonal operating cash requirements. The Company has the option of borrowing at the following floating interest rates: (i) at the rate as announced from time to time by Bank of America as its prime rate or (ii) at a rate based on the London Bank Interbank Offered Rate (LIBOR) plus an applicable margin ranging from .37% to 1.05% for the Revolver and .45% to 1.25% for the Term Loan depending on the Company's consolidated leverage ratio, as defined. In addition, the Company will pay a facility fee ranging from .08% to .20% on the Revolver depending on the Company's consolidated leverage ratio, as defined.

     The Company has the option to request an increase of up to $250 million in the size of the revolving credit facility in minimum amounts of $50 million. The credit agreement contains certain restrictive covenants similar to those in the Company's prior credit agreements related to an interest coverage ratio, funded debt levels and restricted payments, including a limit on dividends paid and share repurchases. The Term Loan matures on February 2, 2013 and the Revolver will terminate on February 2, 2012.

     Simultaneous with the execution of the new Credit Agreement, the Company terminated all of its previous credit agreements and paid in full amounts outstanding under those agreements by utilizing funds from the new Credit facility. In connection with the early termination of the previous credit agreements, the Company will write off approximately $0.5 million of unamortized debt origination fees in the fourth quarter of fiscal year 2007. Immediately following the acquisition, the Company had approximately $1.2 billion of debt outstanding with approximately $0.1 billion of unused borrowing capacity.

     On February 16, 2007, the Company entered into an interest rate swap agreement, designated as a cash flow hedge as defined under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The hedge will fix a portion of the variable interest due on the new Term Loan. Under the terms of the interest rate swap, the Company will pay a fixed rate of 5.076% and will receive a variable rate of interest based on three month LIBOR (as defined) from the counter party which will be reset every three months for a four-year period ending February 8, 2011. The notional amount of the rate swap is initially $660 million which will decline through February 8, 2011, based on the expected amortization of the Term Loan. It is management's intention that the notional amount of the interest rate swap be less than the Term Loan outstanding during the life of the derivative.

3.   Pro Forma Adjustments

     Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet as of January 31, 2007 are as follows (in thousands):

     (1) To eliminate  Wiley's  existing debt issuance  costs under its previous credit facility.
     Line Item                                                                       Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Other assets - debt issuance costs                                                   $(453)
     Retained earnings                                                                    $(453)


     (2) To record debt issuance costs under the $1.35 billion Debt Financing.

     Line Item                                                                       Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Other assets - debt issuance costs                                                   $8,428
     Cash                                                                               $(8,428)


     (3) To eliminate Blackwell's existing goodwill and other intangibles, net.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Goodwill                                                                           $(12,275)
     Intangible assets                                                                  $(46,262)


     (4) To eliminate the shareholders' equity of Blackwell.

     Line Item                                                                         Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Common stock                                                                         $(1,056)
     Additional paid-in-capital                                                           $(1,135)
     Retained earnings                                                                  $(168,387)
     Accumulated other comprehensive gain                                                  $59,404


     (5) To record the  proceeds  borrowed  under the $1.35  billion  new Credit
     Agreement.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Cash                                                                               $1,210,000
     Current Portion of Long-Term Debt                                                     $22,500
     Long-Term Debt                                                                     $1,187,500


     (6) To record the repayment of Wiley's previous credit facilities with the proceeds from the $1.35 billion new Credit Agreement.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Cash                                                                                $(82,073)
     Long-Term Debt                                                                      $(82,073)


     (7) To eliminate Wiley's capitalized acquisition costs as of January 31, 2007 related to the Acquisition. The full estimate of these costs is reflected in the purchase price allocated below.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Other assets - capitalized acquisition costs                                           $(498)
     Cash                                                                                    $498

     (8) To record the purchase consideration and the purchase price allocations based on their fair values. The impact of the amortization of the fair value adjustment relating to deferred subscription revenue has not been recorded in the pro forma condensed combined statements of operations due to its non-recurring nature. This adjustment will have an adverse impact on the post-acquisition combined operations when the subscriptions are published.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Cash                                                                             $(1,130,871)
     Property, equipment and technology                                                     $1,761
     Goodwill                                                                             $503,388
     Acquired publication rights                                                          $628,753
     Brands/trademarks                                                                    $143,200
     Customer relationships                                                                $69,800
     Third party pension fund liability                                                    $42,254
     Deferred revenue                                                                    $(33,451)
     Other long-term liabilities                                                            $2,347
     Deferred income tax liabilities                                                      $257,518



     Explanations of the adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended April
     30, 2006 are as follows (in thousands):

     (1) To record the amortization of debt issuance costs of $8.4 million over the 6-year and 5-year terms of the Term Loan and Revolver, respectively.
     The amortization is calculated on a straight-line basis for the Revolver and under the effective interest method for the Term Loan.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Interest expense                                                                      $1,737


     (2) To eliminate the amortization expense of Blackwell's intangible assets.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Amortization of intangibles                                                         $(4,248)


     (3) To record amortization expense associated with the various identified amortizable intangible assets. These intangible assets are being amortized using the straight-line method over their estimated useful lives, ranging from 10 to 40 years.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Amortization of intangibles                                                          $8,408


     (4) To record interest  expense and facility fees associated with the $1.21 billion debt  proceeds  borrowed to finance the  transaction.  The interest rate used for the  Revolver is 6.20%,  which is based on the 1-month  LIBOR rate of 5.32% as of February 8, 2007,  plus a .875%  margin.  The  interest rate used for the Term Loan is 6.41%,  which is based on the 3-month  LIBOR rate of 5.36% as of February 8, 2007,  plus a 1.05%  margin.  Facility fees were  recorded  on the  Revolver  at 0.175% of the $675  million  facility.
     Included within the interest  expense is a reduction of $1.9 million due to interest  receivable  under the interest rate swap  agreement  based on the difference  between  the  5.08%  fixed  rate  paid by Wiley  and the  5.36%
     variable rate received by Wiley on the $660 million  notional amount of the agreement on February 8, 2007.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Interest expense                                                                    $70,621


     (5) To record additional depreciation expense resulting from the fair value write-up of property, equipment and technology. Such write-up is being depreciated over the related assets' estimated useful lives, ranging from one to three years. For pro forma presentation purposes, the entire amount has been charges to operating and administrative expenses.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Operating and administrative expenses                                                $1,395


     (6) To record an income tax benefit on the pro forma adjustments for the year ended April 30, 2006. Effective tax rates of 37.6% and 31.0% were applied to the pro forma adjustments related to Wiley and Blackwell, respectively. The Company is exploring tax planning opportunities which may be utilized to reduce the effective tax rate of the Company after the Acquisition. No such tax benefits have been assumed in these pro forma financial statements.


     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Provision for income taxes                                                        $(28,929)



     Explanations of the adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended
     January 31, 2007 are as follows (in thousands):

     (1) To record the amortization of debt issuance cost of $8.4 million over the 6-year and 5-year terms of the Term Loan and Revolver, respectively.
     The amortization is calculated on a straight-line basis for the Revolver and under the effective interest method for the Tern Loan.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Interest expense                                                                    $1,293


     (2) To eliminate the amortization expense of Blackwell's intangible assets.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Amortization of intangibles                                                       $(7,201)


     (3) To record amortization expense associated with the various identified amortizable intangible assets. These intangible assets are being amortized using the straight-line method over their estimated useful lives, ranging from 10 to 40 years.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Amortization of intangibles                                                        $6,584


     (4) To record interest expense and facility fees associated with the $1.21 billion debt proceeds borrowed to finance the transaction. The interest rate used for the Revolver is 6.20% for the Revolver, which is based on the 1-month LIBOR rate of 5.32% as of February 8, 2007, plus .875% margin. The interest rate used for the Term Loan is 6.41%, which is based on the 3-month LIBOR rate of 5.36% as of February 8, 2007, plus 1.06% margin.
     Facility fees were recorded on the Revolver at 0.175% of the $675 million facility. Included within the interest expense is a reduction of $1.4 million due to interest receivable under the interest rate swap agreement based on the difference between the 5.08% fixed rate paid by Wiley and the 5.36% variable rate received by Wiley on the $660 million notional amount of the agreement on February 8, 2007.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Interest expense                                                                 $52,965


     (5) To record additional depreciation expense resulting from the fair value write-up of property, equipment and technology. Such write-up is being depreciated over the related assets' estimated useful lives, ranging from one to three years. For pro forma presentation purposes, the entire amount has been charges to operating and administrative expenses.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Operating and administrative expenses                                             $1,092


     (6) To record an income tax benefit on the pro forma adjustments for the nine months ended January 31, 2007. Effective tax rates of 37.6% and 31.0% were applied to the pro forma adjustments related to Wiley and Blackwell, respectively. The Company is exploring tax planning opportunities which may be utilized to reduce the effective tax rate of the Company after the Acquisition. No such tax benefits have been assumed in these pro forma financial statements.

     Line Item                                                                        Increase (decrease)
     --------------------------------------------------------------------------------------------------------
     Provision for income taxes                                                     $(20,549)

4. Balance Sheet information relating to Blackwell

                      Blackwell Publishing (Holdings) Ltd.
                      Condensed Consolidated Balance Sheet*

                                                                                 December 31, 2006
                                                                            (U.S. dollar, in thousands)
                                                  ----------------------------------------------------------------------------------
                                                         U.K.                U.S. GAAP           Presentation            Adjusted
                                                         GAAP               Adjustments          Adjustments
                                                  ----------------------------------------------------------------------------------
ASSETS
Current Assets:
      Cash and Cash Equivalents                       $182,142                 $-                     $-                $182,142
      Marketable Securities                             42,334                  -                      -                  42,334
      Accounts Receivable                               56,297                  -                (1,819)(7)               56,297
      Inventories                                       17,942                  -                      -                  16,123
      Deferred Income Tax Benefits                       6,416                  -                      -                   6,416
      Other Current Assets                              22,201              (286)(1)            (15,807)(7)(8)             6,108
                                                  ----------------------------------------------------------------------------------
Total Current Assets                                   327,332              (286)               (17,626)                 309,420

Product Development Assets                                   -                  -                11,435(7)                11,435
Property, Equipment and Technology                      13,883                  -                      -                  13,883
Intangibles Assets                                      46,262                  -                      -                  46,262
Goodwill                                                 3,621             8,654(2)                    -                  12,275
Deferred Income Tax Benefit                              6,389            (3,739)(3)(5)                -                   2,650
Other Assets                                                 -                  -                 6,191(8)                 6,191
                                                  ----------------------------------------------------------------------------------
             Total Assets                             $397,487            $4,629                      $-                $402,116
                                                  ==================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts and Royalties Payable                   $55,898                 $-                     $-               $ 55,898
      Deferred Revenue                                 194,670                  -                      -                194,670
      Accrued Income Taxes                              23,887              (366)(4)                   -                 23,521
      Accrued Pension Liability                              -                  -                11,013(9)               11,013
      Other Accrued Liabilities                          3,220                  -                      -                  3,220
                                                  ----------------------------------------------------------------------------------
             Total Current Liabilities                 277,675              (366)                11,013                 288,322


Accrued Pension Liability                               21,293           (10,280)(5)            (11,013)(9)                   -
Other Long-Term Liabilities                              1,440             1,180(6)                    -                  2,620
Deferred Income Taxes                                        -                  -                      -                      -
Total Shareholders' Equity                              97,079            14,095(1)(2)(3)(4)(5)        -                111,174
                                                  ----------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity            $397,487            $4,629                      $-               $402,116
                                                  ==================================================================================

          Notes
          -----

          (1) Under U.K. GAAP, unpaid capital relating to certain restricted voting shares is recorded as an asset. Under U.S. GAAP, the unpaid capital relating to these shares is recorded as a reduction of equity.

          (2) Under U.K. GAAP, goodwill arising on acquisitions made prior to January 1998 has been eliminated against shareholder's equity. Goodwill on acquisitions made after January 1, 1998 is capitalized and amortized over its useful life up to a maximum of 20 years.

          Under U.S. GAAP, goodwill is not amortized for accounting periods beginning after December 15, 2001. Goodwill is tested for impairment on an annual basis at the reporting unit level. Prior to this date, goodwill was amortized over its useful life to a maximum of 40 years. This adjustment is required to re-establish the goodwill written-off to equity and the related amortization.

          (3) Under U.K. GAAP, an entity is required to reflect in its profit or loss and financial position the effects of share-based payment transactions, including expenses associated with transactions in which share options are granted to employees, for the first year ended after December 15, 2006. The transitional provisions for UK GAAP requires options expense to be recognized for all options granted after November 7, 2002 and not yet vested at January 1, 2006. It also requires the entity to restate comparative information and, where applicable, adjust the opening balance of retained earnings for the earliest period presented.

          For U.S. GAAP, as Wiley adopted FAS 123(R) effective May 1, 2006 using the modified prospective method, the Blackwell balances have been prepared on the same basis. Prior to May 1, 2006, Wiley's share-based payment transactions have been accounted for in accordance with APB 25 and FAS 123 for which no compensation expense was recorded. The cumulative compensation expense for UK GAAP of $1.8 million up to the effective date of FAS 123(R) and the related deferred tax asset ($.5 million) have therefore been reversed.

          (4) Where appropriate, income tax at a statutory UK rate of 31% has been applied for the accounting differences identified between U.K. and U.S. GAAP.

          (5) Under U.K. GAAP, any increase in the present value of the liabilities of the Company's defined benefit scheme expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as a net amount of other finance costs or credits adjacent to interest. Actuarial gains and losses are recognized immediately in the statement of total recognized gains and losses.

          Under U.S. GAAP, actuarial gains and losses that exceed 10% of the greater of the obligation and assets are amortized over the remaining service period of employees on a straight-line basis. Where the value of plan assets is below the value of liabilities on an accumulated benefit obligation basis, a minimum pension liability is recognized through intangible assets to the extent of unrecognized transitional obligation and prior service costs.

          (6)  Under  U.K.  GAAP,  any  lease   incentive  is  recognized  on  a
          straight-line basis over the period to the first review date to match the effect of the increased rentals payable in later periods.

          Under U.S. GAAP, lease incentives are recognized on a straight-line basis over the term of the lease. For certain Blackwell leases, there is a rent review date whereby lease payments can be adjusted for increases in the market rates. For U.S. GAAP, the lease incentives are recognized over the lease term, whereas for U.K. GAAP the lease incentives are recognized over the period to the first review date.

          (7) To reclassify royalty advances and journal backfile digitization costs to conform to Wiley's presentation.

          (8) To reclassify certain non-current assets to conform to Wiley's presentation.

          (9) To reclassify Blackwell's accrued pension liability to current liabilities due to the Company's intent to fully fund the liability within one year.

5. Statements of operations information relating to Blackwell

                      Blackwell Publishing (Holdings) Ltd.
                 Condensed Consolidated Statement of Operations

                                                                           Twelve Months Ended March 31, 2006
                                                                              (U.S. dollar, in thousands)
                                              --------------------------------------------------------------------------------------
                                                                        U.S.
                                                     U.K.               GAAP                   Presentation
                                                     GAAP            Adjustments                Adjustments              Adjusted
                                             ---------------------------------------------------------------------------------------

Revenue                                            $393,243           $(5,470)(1)                      $-                $387,773

Cost and Expenses
    Cost of Sales                                   184,619            (2,990)(1)                 (7,167)(8)              174,462
    Operating and Administrative  Expenses          133,263            (4,612)(1)(2)(3)(4)          7,167(8)              135,818
    Amortization of Intangibles                       6,045          (  1,797)(1)(5)                    -                   4,248
                                              --------------------------------------------------------------------------------------
    Total Costs and Expenses                        323,927            (9,399)                          -                 314,528
                                              --------------------------------------------------------------------------------------

Operating Income                                     69,316              3,929                          -                  73,245

Interest Income and Other, net                        5,729              (832)(1)(6)                    -                   4,897
Interest Expense                                       (18)               2(1)                          -                    (16)
                                              --------------------------------------------------------------------------------------
Net Interest Expense and Other                        5,711              (830)                          -                   4,881
                                              --------------------------------------------------------------------------------------

Income Before Taxes                                  75,027              3,099                          -                  78,126
Provision For Income Taxes                           21,737                956(1)(7)                    -                  22,693
                                              --------------------------------------------------------------------------------------

Net Income                                           $53,290            $2,143                         $-                 $55,433
                                              ======================================================================================

          Notes
          -----

          (1) Under U.K. GAAP, the profit and loss account and cash flows of a foreign enterprise are translated at the closing rate or at an average rate for the period. Blackwell has used the closing rate.

          Under U.S. GAAP, the average rate for the year is used to translate the profit and loss accounts and cash flow statements of foreign subsidiaries.

          (2)  Under  U.K.  GAAP,  any  lease   incentive  is  recognized  on  a
          straight-line basis over the period to the first review date.

          Under U.S. GAAP, lease incentives are recognized on a straight-line basis over the term of the lease. For certain Blackwell leases, there is a rent review date whereby lease payments can be adjusted for increases in the market rates. This adjustment increased operating and administrative expense by $107,000 for the twelve months ended March 31, 2006.

          (3) Under U.K. GAAP, any increase in the present value of the liabilities of the Blackwell's defined benefit scheme expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as a net amount of other finance costs or credits adjacent to interest. Actuarial gains and losses are recognized immediately in the statement of total recognized gains and losses.

          Under U.S. GAAP, actuarial gains and losses that exceed 10% of the greater of the obligation and assets are amortized over the remaining service period of employees on a straight-line basis. Where the value of plan assets is below the value of liabilities valued on an accumulated benefit obligation basis, a minimum pension liability is recognized through intangible assets to the extent of unrecognized transitional obligation and prior service costs. This adjustment decreased operating and administrative expense by $1.7 million for the twelve months ended March 31, 2006.

          (4) Under U.K. GAAP, an entity is required to reflect in its profit or loss and financial position the effects of share-based payment transactions, including expenses associated with transactions in which share options are granted to employees, for the first year ended after December 15, 2006. The transitional provisions for UK GAAP requires options expense to be recognized for all options granted after November 7, 2002 and not yet vested at January 1, 2006. It also requires the entity to restate comparative information and, where applicable, adjust the opening balance of retained earnings for the earliest period presented.

          For U.S. GAAP, for the twelve months ended March 31, 2006, Wiley prepared its financial statements in accordance with APB 25 and the disclosure only provisions of SFAS 123 for which no compensation expense is recorded. A conforming adjustment to reverse compensation expense recorded for UK GAAP decreased operating and administrative expense by $1.1 million.

          (5) Under U.K. GAAP, the impairment of an intangible asset is measured by comparing the value of the income generating unit under review to the expected future discounted cash flows of the unit. Under U.S. GAAP, an impaired intangible asset is first identified through a comparison of the asset value to the sum of undiscounted future cash flows of the asset. If the sum of the undiscounted future cash flows is less than the asset value an impairment loss is recorded. The impairment loss is measured as the difference between the carrying amount of the intangible asset and the sum of the discounted future cash flows. During the twelve months ended March 31, 2006, an impairment charge of $1.6 million was reversed to conform to US GAAP.

          Additionally, under U.S. GAAP, goodwill is not amortized for accounting periods beginning after December 15, 2001 and therefore amortization of $188,000 for the twelve months ended March 31, 2006 has been reversed.

          (6) Under U.K. GAAP, Blackwell's gains and losses on foreign currency forward contracts are only recorded in the profit and loss account when realized. Under U.S. GAAP, changes in the fair value of non hedged foreign currency forward contracts are recorded in the profit and loss account for each reporting period. A conforming adjustment was made to decrease interest income and other by $817,000.

          (7) Where appropriate, income tax at a statutory UK rate of 31% has been applied to the accounting differences identified between U.K. and U.S. GAAP.

          (8) To reclassify distribution related expenses to conform to Wiley's presentation.

                      Blackwell Publishing (Holdings) Ltd.
                 Condensed Consolidated Statement of Operations


                                                                          Nine Months Ended December 31, 2006
                                                                              (U.S. dollar, in thousands)
                                              --------------------------------------------------------------------------------------
                                                                        U.S.
                                                     U.K.               GAAP                 Presentation
                                                     GAAP            Adjustments              Adjustments              Adjusted
                                             ---------------------------------------------------------------------------------------

Revenue                                            $317,213           $6,738(1)                      $-                $323,951

Cost and Expenses
    Cost of Sales                                   130,115            3,478(1)                 (5,375)(9)              128,218
    Operating and Administrative  Expenses          121,745            4,277(1)(2)(3)(4)(5)       5,375(9)              131,397
    Amortization of Intangibles                       5,696            1,505(1)(6)                    -                   7,201
                                              --------------------------------------------------------------------------------------
    Total Costs and Expenses                        257,556            9,260                          -                 266,816
                                              --------------------------------------------------------------------------------------

Operating Income                                     59,657          (2,522)                          -                  57,135

Interest Income and Other, net                        7,918              304(1)(7)                    -                   8,222
Interest Expense                                       (17)                -                          -                    (17)
                                              --------------------------------------------------------------------------------------
Net Interest Expense and Other                        7,901              304                          -                   8,205
                                              --------------------------------------------------------------------------------------

Income Before Taxes                                  67,558          (2,218)                          -                  65,340
Provision For Income Taxes                           23,142              668(1)(8)                    -                  22,474
                                              --------------------------------------------------------------------------------------

Net Income                                           $44,416        $(1,550)                         $-                 $42,866
                                              ======================================================================================

Notes
-----

(1) Under U.K. GAAP, the profit and loss account and cash flows of a foreign enterprise are translated at the closing rate or at an average rate for the period. Blackwell has used the closing rate. Under U.S. GAAP, the average rate for the year is used to translate the profit and loss accounts and cash flow statements of foreign subsidiaries.

(2) Under U.K. GAAP, any lease incentive is recognized on a straight-line basis over the period to the first review date.

Under U.S. GAAP, lease incentives are recognized on a straight-line basis over the term of the lease. For certain Blackwell leases, there is a rent review date whereby lease payments can be adjusted for increases in the market rates. This adjustment increased operating and administrative costs by $271,000 for the nine months ended December 31, 2006.

(3) Under U.K. GAAP, provisions for vacated properties accounted for as operating leases are decreased by future sublease income only at the time the sublease arrangements have been secured.

Under U.S. GAAP, a liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity is recognized and measured at its fair value when the entity ceases using the right conveyed by the contract. The fair value of the liability is determined based on the remaining lease rentals, reduced by estimated sublease rentals that could be reasonably obtained for the property, even if the entity does not intend to enter into a sublease. To conform to US GAAP an adjustment to increase operating and administrative expenses by $1.1 million was recorded reflecting additional expected sublease income. During 2006, a sublease tenant was signed and therefore the estimated future cash flows at 31 December 2006 were the same for U.K. GAAP and U.S. GAAP.

(4) Under U.K. GAAP, any increase in the present value of the liabilities of the Company's defined benefit scheme expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as a net amount of other finance costs or credits adjacent to interest. Actuarial gains and losses are recognized immediately in the statement of total recognized gains and losses.

Under U.S. GAAP, actuarial gains and losses that exceed 10% of the greater of the obligation and assets are amortized over the remaining service period of employees on a straight-line basis. Where the value of plan assets is below the value of liabilities valued on an accumulated benefit obligation basis, a minimum pension liability is recognized through intangible assets to the extent of unrecognized transitional obligation and prior service costs. This conforming adjustment increased operating and administrative expense by $575,000.

(5) Under U.K. GAAP, an entity is required to reflect in its profit or loss and financial position the effects of share-based payment transactions, including expenses associated with transactions in which share options are granted to employees, for the first year ended after December 15, 2006. The transitional provisions for UK GAAP requires options expense to be recognized for all options granted after November 7, 2002 and not yet vested at January 1, 2006. It also requires the entity to restate comparative information and, where applicable, adjust the opening balance of retained earnings for the earliest period presented.

For U.S. GAAP, Wiley adopted FAS 123R effective May 1, 2006 using the modified prospective method. Prior to May 1, 2006, share-based payment transactions have been accounted for in accordance with APB 25 and FAS 123 for which no compensation expense was recorded. A conforming adjustment to reverse compensation expense recorded for UK GAAP decreased operating and administrative expense by $170,000.

(6) Under U.K. GAAP, the impairment of an intangible asset is measured by comparing the value of the income generating unit under review to the expected future discounted cash flows of the unit. Under U.S. GAAP, the carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value calculated on the basis of discounted cash flows. During the nine months ended 31 December 2006, an impairment charge of $1.7 million was required for US GAAP.

Additionally, under U.S. GAAP, goodwill is not amortized for accounting periods beginning after December 15, 2001 and therefore amortization of $187,000 for the nine months ended 31 December 2006 has been reversed.

(7) Under U.K. GAAP, Blackwell's gains and losses on foreign currency forward contracts are only recorded in the profit and loss account when realized. Under U.S. GAAP, changes in the fair value of non hedged foreign currency forward contracts are recorded in the profit and loss account for each reporting period. A conforming adjustment was made to increase interest income and other by $177,000.

(8) Where appropriate, taxation has been applied at a UK statutory rate of 31% for the accounting differences identified between U.K. and U.S. GAAP.

(9)  To  reclassify   distribution   related  expenses  to  conform  to  Wiley's
presentation.